                                                                   EXHIBIT 10.19


                              EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT (hereinafter called this "Agreement") is entered into effective as of December 2, 1996 (the "Effective Date"), by and between MARINER ENERGY, INC. (hereinafter called "Company") and Frank A. Pici (hereinafter called "Employee").

       WHEREAS, Company desires to employ Employee upon the terms and conditions set forth herein; and

       WHEREAS, Employee desires to be employed by Company upon the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

       1.     Employment.

              Company hereby employs Employee to serve as Vice President - Finance and Chief Financial Officer of Company. The permanent place of Employee's employment shall be at a location within a 50-mile radius of the central business district of the City of Houston, Texas; provided, however, Employee shall be required to undertake such ordinary and usual travel as is necessary to properly discharge his duties and responsibilities hereunder. Employee hereby accepts such employment, and agrees to serve Company faithfully, diligently and in a good and workmanlike manner.

       2.     Term.

              The term of employment shall be for a term of one (1) year beginning on the Effective Date (the "initial term"), subject, however, to the provisions of paragraph 3.

       3.     Extension and Termination.

              3.1 If either Employee or Company elects to terminate this Agreement at the end of the initial term, or at the end of any extended term hereof as hereinafter provided, notice of the election to terminate shall be given to the other party no later than six (6) months before the end of this Agreement. Except as otherwise provided in paragraph 21.1, if no such six-month notice is given by either party on or before June 2, 1997, the initial term shall be deemed to have been extended for an additional one and one-half (1 1/2) years through June 1, 1999 (the "first extended term"), and thereafter if no such six-month notice is given by either party before the end of the first extended term, or at the end of any subsequent extended





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     term, the first extended term and any such subsequent extended term of this Agreement, as the case may be, shall be deemed to have been extended for an additional six (6) months.

              3.2 In the event Company elects to terminate this Agreement as provided in paragraph 3.1 above:

                     3.2.1 Company shall pay to Employee his salary and other benefits provided elsewhere in this Agreement for Employee's services rendered to Company hereunder through the end of such term or extended term.

                     3.2.2 Company shall pay to Employee, on or before the last day of his employment hereunder, a lump sum cash payment equal to six (6) months' salary at Employee's monthly rate for the month immediately preceding the month in which Company elects to terminate this Agreement.

                     3.2.3 Company shall pay to Employee, on or before the last day of his employment hereunder, a lump sum cash payment for all (a) vacation time carried forward from a previous year in accordance with paragraph 8, and (b) all earned and unused vacation time for the then current year. Earned vacation time shall, for the purpose of this paragraph, be calculated by dividing the number of days in the calendar year which have transpired by 365, and then multiplying the result by the number of vacation days to which Employee is entitled for that year pursuant to paragraph 8.

                     3.2.4 If Employee has a leased automobile, the lease payments on which are guaranteed by Company, Employee shall have the option, to be exercised on or before the last day of his employment hereunder, of assuming the remaining lease payments and retaining the automobile, or assigning the lease agreement to Company in return for Company's agreement to assume the remaining lease payments.

                     3.2.5 Interests vested in Employee under paragraph 9 of this Agreement shall be assigned in due course in compliance with paragraph 9.4. Company and Employee agree that the promises, covenants and undertakings of paragraph 9 shall survive the termination of employment of Employee and shall be binding on all assigns of Company.

              3.3 In the event Employee elects to terminate this Agreement as provided in paragraph 3.1 above:





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     3.3.1 Employee agrees to serve to the end of the term, or extended term hereof, unless waived by Company.

                     3.3.2 The provisions of paragraphs 3.2.1, 3.2.3, 3.2.4, and 3.2.5 shall be applicable, but Employee shall not be entitled to the payment provided for in paragraph 3.2.2.

              3.4 Company may at its option consent to a request by Employee to terminate this Agreement at a time other than that stated in paragraph 2, as extended, in which case the date requested by Employee and agreed to by Company will be the end of the term of this Agreement and the provisions of paragraph 3.3 shall be applicable.

              3.5 Company may terminate this Agreement for "Cause" (as hereinafter defined in this paragraph 3.5) upon written notice of such termination to Employee by Company. Any termination of this Agreement by Company for Cause shall be effective thirty (30) days after written notice of termination for Cause is given by Company to Employee. If Company terminates this Agreement for Cause, Company shall have no liability or obligation to Employee thereafter under this Agreement except (i) for the payment of his salary and other benefits through the month of discharge, prorated in the case of salary for the month of discharge on a daily basis to the date of termination, and (ii) that the provisions of paragraph 3.2.5 shall be applicable. As used in this Agreement, the term "Cause" means (a) Employee is found guilty of, admits in writing facts amounting to, or is held civilly liable for fraud, embezzlement or dishonesty, (b) Employee is convicted of a felony involving a crime of moral turpitude or any other felony if the Board of Directors of the Company in good faith determines that the continued employment of the Employee would be materially detrimental to the Company (in any case which felony through lapse of time or otherwise is not subject to appeal), (c) Employee knowingly discloses trade secrets or confidential Company matters to unauthorized persons, (d) Employee willfully breaches or habitually neglects any duties he is required to perform under the terms of this Agreement and any such breach or neglect is not cured within thirty (30) days after Company has provided Employee with written notice of such breach or neglect, (e) Employee materially breaches any of the other material terms of this Agreement and any such breach is not cured within thirty (30) days after the Company has provided Employee with written notice of such breach, and (f) the occurrence of an action or finding described in paragraph 17, except as otherwise provided in paragraph 17. The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              3.6 In the event Company terminates this Agreement or discharges Employee other than as provided in paragraphs 3.1, 3.4 or 3.5 above, Employee shall be entitled to receive on the date of such termination or discharge:

                     3.6.1 A lump sum cash payment equal to Employee's salary, at Employee's monthly rate for the month immediately preceding the month in which such termination or discharge occurs, for the unexpired portion of the term or extended term hereof then in effect.

                     3.6.2 The payments and other benefits provided for in paragraphs 3.2.2, 3.2.3, 3.2.4 and 3.2.5 hereof.

              3.7 In the event Employee terminates this Agreement for "Good Reason" (as defined in paragraph 3.9), and prior to such termination Employee has not terminated this Agreement under paragraph 3.1 hereof, Employee shall be entitled to receive from Company on the date of such termination:

                     3.7.1 A lump sum cash payment equal to Employee's salary, at Employee's monthly rate in effect at the effective time of such termination (but prior to giving effect to any reduction therein which precipitated such termination), for the unexpired portion of the term or extended term hereof then in effect.

                     3.7.2 A lump sum cash payment equal to six (6) months' salary, at Employee's rate in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination).

                     3.7.3 The payments and other benefits provided for in paragraphs 3.2.3, 3.2.4 and 3.2.5.

              3.8 Any termination of this Agreement by Employee for Good Reason shall be effective thirty (30) days after written notice of termination for Good Reason is given by Employee to Company

              3.9 As used in this Agreement, the term "Good Reason" means any one or more of the following events has occurred:

                     3.9.1 The assignment to Employee of any duties materially inconsistent with Employee's position (including office, title and reporting requirements), authority, duties or responsibilities with Company or any other action that results in a material diminution in, or interference with, such position, authority, duties or responsibilities, and any





EMPLOYMENT AGREEMENT - FRANK A. PICI
                            such assignment or action is not cured within thirty (30) days after Employee has provided Company with written notice of such assignment or action;

                     3.9.2 The failure to continue to provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) (a) that are both commensurate with Employee's responsibilities to and position with Company and not materially dissimilar to the office space, related facilities and support personnel provided to other employees of Company having comparable responsibility to that of Employee or (b) that are physically located at Company's principal executive offices, and any such failure is not cured within thirty (30) days after Employee has provided Company with written notice of such failure;

                     3.9.3 Any (a) reduction in Employee's monthly salary as established in paragraph 5 (including subsequent increases), (b) reduction in, discontinuance of, or failure to allow or continue to allow Employee's participation in, the incentive compensation program provided under paragraph 9 hereof, or (c) reduction in, or failure to allow or continue Employee's participation in, any employee benefit plan or program (except when such benefit plan or program is replaced with another benefit plan, program or arrangement that provides Employee, in the aggregate, with reasonably comparable benefits) in which Employee is participating or is eligible to participate prior to such reduction or failure (other than as a result of the expiration of such plan or program), and any such reduction, discontinuance or failure is not cured within thirty (30) days after Employee has provided Company with written notice of such reduction or failure;

                     3.9.4 The relocation of Employee's or Company's principal office and principal place of Employee's performance of his duties and responsibilities to a location more than 50 miles outside of the central business district of the City of Houston, Texas; or

                     3.9.5 A breach of any material provision of this Agreement by Company (other than any breach described in paragraphs 3.9.1, 3.9.2, 3.9.3, and 3.9.4) which is not cured within thirty (30) days after Employee has provided Company with written notice of such breach.





EMPLOYMENT AGREEMENT - FRANK A. PICI

       4.     Confidential Information.

              4.1 Employee agrees that he will, during the term of this Agreement, and for a period of four (4) years from the date of termination of his employment hereunder, keep secret and confidential and not disclose to any party not a party to this Agreement, land or lease data, geological or geophysical data, well data or any other information which he may receive as a result of the performance of his duties hereunder, except when disclosure is necessary for the performance of his duties to Company hereunder. This paragraph shall not apply to information that is in the public domain through no action of Employee.

              4.2 Upon termination of this employment hereunder, Employee shall promptly deliver to Company all written information and documents (whether confidential or not), and all copies thereof, relating to Company's business and activities and which are in the possession of or under the control of Employee.

       5.     Salary; Signing Bonus

              5.1 As compensation for his services rendered to Company hereunder, Company shall pay to Employee a salary at the rate of $12,166.67 per month. Employee's salary may be reviewed at such times as may be determined by Company, and Company may at its discretion increase this salary. Employee's salary shall be paid in two equal monthly installments, payable on the fifteenth and last days of each month (or on the first business day of Company thereafter if any such payment date is not a business day of Company), subject to any and all necessary withholdings and deductions.

              5.2 Company shall pay Employee a bonus in the amount of $20,000.00 upon the commencement of the initial term of this Agreement.

       6.     Automobile Allowance.

              Company agrees to pay an automobile allowance of $250.00 dollars per month to Employee. In addition to such monthly allowance, Company shall pay, in accordance with Company policy, for all gasoline, insurance and maintenance required for use of the automobile.

       7.     Business Expenses.

              Employee is authorized to incur reasonable business expenses in accordance with Company's policies as may be established from time to time for promoting the business of Company, including expenditures for entertainment and travel. Company shall reimburse Employee from time





EMPLOYMENT AGREEMENT - FRANK A. PICI
              to time for all such business expenses in accordance with those policies adopted by Company which include, but are not limited to, the requirement that Employee timely present to Company:

              7.1    The amount of the expenditure;

              7.2    The time, place and description of the expense;

              7.3 The business reason for the expenditure and business benefit derived or expected to be derived therefrom; and

              7.4 The name and occupation of the person or persons entertained to establish the business relationship with Company.

              With respect to any reimbursable business expense contemplated above exceeding twenty-five dollars ($25.00), Employee will furnish documentary evidence of such expense to Company.

       8.     Vacation.

              Employee shall be entitled to an annual vacation leave of twenty
              (20) days per calendar year at full pay. The timing and use of such vacation days shall be requested by Employee and approved by Company in accordance with its policy. Up to five (5) days of unused vacation may be carried over from one calendar year to the next calendar year. Employee shall not be entitled to receive payment in lieu of unused vacation time except as otherwise provided herein. With prior approval, vacation may be deferred if business matters keep Employee from taking his normal vacation.

       9.     Incentive Compensation.

              9.1    Definitions.

              An "AFFILIATE" of a specified person is any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that specified person.

              "BENEFICIAL OWNERSHIP" of a security shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

              A "CHANGE IN CONTROL" shall have occurred if, after the Effective
              Date:

                            (i) Any person or group of affiliated persons (other than Joint Energy Development Investments Limited Partnership ("JEDI") or an affiliate of Enron Corp.) shall become the beneficial owner, directly or indirectly, of 66-2/3 percent or more of the outstanding Voting Stock of Newco unless Newco becomes a subsidiary of an entity which does





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     not have a beneficial owner, directly or indirectly, of 66 2/3 percent or more of the outstanding Voting Stock of such entity (other than JEDI or an affiliate of Enron Corp.); or

                            (ii)   Newco shall approve (x) a merger or
                     consolidation of Newco with or into any other person, if as a result any person (other than JEDI or an affiliate of Enron Corp.) shall become the beneficial owner, directly or indirectly, of 66-2/3 percent or more of the outstanding Voting Stock of Newco unless Newco becomes a subsidiary of an entity which does not have a beneficial owner, directly or indirectly, of 66-2/3 percent or more of the outstanding Voting Stock of such entity (other than JEDI or an affiliate of Enron Corp.), (y) any sale, lease, exchange or other transfer of two-thirds or more of the consolidated assets of Newco and its subsidiaries taken as a whole in one transaction or a series of related transactions whether by direct sale of assets, sale of stock of a subsidiary or a merger involving any subsidiary, or (z) the dissolution of Newco; or

                            (iii) Recognizing that the events described in this clause and the events described in clause (ii) above may not necessarily be mutually exclusive, any sale, exchange or other transfer of two-thirds or more of the outstanding Voting Stock of the Company or any sale, lease, exchange or other transfer of two-thirds or more of the consolidated assets of the Company and its subsidiaries (if any) taken as a whole in one transaction or a series of related transactions.

              "COMPANY" means Mariner Energy, Inc., a Delaware corporation.

              "COMPANY GROUP" means any or all of Company or any of its affiliates, Hardy Oil & Gas plc or any of its affiliates, Joint Energy Development Investments Limited Partnership or any of its affiliates, Enron Capital & Trade Resources Corp. or any of its affiliates, and any and all other persons paying introduction/placement fees to Joint Energy Development Investments Limited Partnership or any of its affiliates or Enron Capital & Trade Resources Corp. or any of its affiliates for access to one or more Working Interests of Company.

              "COMPANY'S WORKING INTEREST" and "WORKING INTEREST OF COMPANY" mean, with respect to any Prospect, the Working Interest in such Prospect acquired by Company and, for purposes of this paragraph 9, shall include each portion thereof that Company may subsequently transfer to another member of Company Group or to any other person.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              "CONTROL" means (a) holding, directly or indirectly, more than 50 percent of the outstanding voting securities of a non-individual person, (b) having the right, directly or indirectly, to more than 50 percent of the profits of a non-individual person, (c) having the right, directly or indirectly, to more than 50 percent of the assets of a non-individual person if it is dissolved or
              (d) having the contractual power to designate more than 50 percent of the directors (or individuals exercising similar functions) of a non-individual person.

              "DEVELOPMENT ACREAGE" means the acreage within a Prospect covering a known or inferred geologic structure upon which Company and/or its joint working interest owners or a farmee of Company's Working Interest in a Prospect have drilled a well capable of commercial oil and/or gas production. Such acreage shall be deemed to be Development Acreage from the surface of the earth down through the deepest known productive horizon. The committee described in paragraph 9.5.1(a), below, shall designate acreage within a Prospect as Development Acreage based upon the most current interpretation available at the time of designation.

              "EFFECTIVE DATE" means the effective date of this amended and restated Employment Agreement.

              "EXPLORATION AND DEVELOPMENT COSTS" means, with respect to any Prospect or Prospects, and without duplication, all direct, capital costs actually incurred by Company Group in connection with exploration and development of such Prospect or Prospects, including, without limitation, all costs incurred in preparing for drilling, drilling, testing, completing, equipping (including, without limitation, installation of platforms, facilities and pipelines and dry hole costs) and recompleting wells, all geological and geophysical costs, and all leasehold costs (including bonus, delay rentals and all other costs of acquiring and maintaining in force the leases, or portions thereof or undivided interests therein, included in such Prospects). Exploration and Development Costs shall not include lease operating expenses or general and administrative expenses of the Company Group.

              "EXPLORATORY ACREAGE" means the acreage comprising a Prospect which has not been designated by the committee described in paragraph 9.5.1(a), below, as either Development Acreage or a Producing Property Acquisition. Exploratory Acreage shall not be limited as to depth (except to the extent, if any, to which Company's Working Interest therein is limited as to depth).

              "FPF/TLP EXPLOITATION PROSPECT" means any Prospect containing a hydrocarbon reservoir which (a) exhibits a sufficient likelihood of such hydrocarbon reservoir being economic, based on commercially producible shows of hydrocarbons in a well drilled within such reservoir, together with other geological and geophysical data and interpretations, such that





EMPLOYMENT AGREEMENT - FRANK A. PICI

              Company in its reasonable judgment plans to develop such reservoir, and (b) is reasonably expected by Company to be exploited and/or developed by utilizing a floating production facility and/or a tension leg platform.

              "FPF/TLP EXPLORATION PROSPECT" means any Prospect (other than an FPF/TLP Exploitation Prospect) with respect to which Company reasonably expects to utilize a floating production facility and/or a tension leg platform in connection with operations to be conducted on such Prospect.

              "INITIAL WELL" means, with respect to a Prospect, the first well drilled on such Prospect in which Company participates as a Working Interest owner or with respect to which Company retains an overriding royalty or other interest in oil and gas production from such well.

              "MAJOR PROSPECT" means any FPF/TLP Exploration Prospect, FPF/TLP Exploitation Prospect, Subsea Tieback Exploration Prospect or Subsea Tieback Exploitation Prospect with respect to which the total amount estimated by Company for Exploration and Development Costs to be incurred by Company Group (i.e., net to Company Group's interest) through the end of the primary development period for the field comprising such Prospect exceeds $30 million.

              "NET PROFIT SHARE LEASE" means an oil and gas lease which provides for sharing between lessor and lessee of the net profits or net proceeds, as defined in said lease, from the sale of oil and/or gas produced therefrom.

              "NEWCO" means Mariner Holdings, Inc., a Delaware corporation, or its successors.

              "OVERRIDING ROYALTY INTEREST" means an interest in gross production of oil and gas under each oil and gas lease (or portion thereof) included within a Prospect, which interest (except as herein otherwise provided) shall be free of all costs of acquisition, exploration, drilling, completing, equipping, operating and developing any oil and gas produced from such lease.

              A "PARENT" of a specified person is another person that controls such specified person directly or indirectly through one or more intermediaries.

              "PAYOUT" means, for each Initial Well and each subsequent well drilled on a Prospect, the point in time at which the revenue to Company or its assigns from its interest in oil and gas production from such well (after deduction of Company's or its assigns' prorata part of the burden of (i) all landowners' royalties, overriding royalties, net profits interests, production payments or other burdens upon, measured by or payable out of such production and (ii) all applicable ad valorem, production, severance, sales, gathering, windfall profits excise and similar taxes) equals the sum incurred by or for the account of Company or its assigns





EMPLOYMENT AGREEMENT - FRANK A. PICI

              (x) in preparing for drilling, drilling, testing, completing, equipping (including, without limitation, installation of platforms, facilities and pipelines), operating, reworking and recompleting the well, and marketing the production therefrom, and (y) for such well's allocable share of geological and geophysical costs, leasehold costs and other common costs. "Leasehold costs" shall mean payments for bonus, delay rentals, and all other costs of acquiring from the landowners (or, in the case of an acquisition by Company (but not any assignee of Company), from predecessors in title to such leases) and maintaining in force the leases allocated to the well. Leases "allocated" to a well shall mean the leases or portions thereof or undivided interests therein to which production from a well is attributed, whether on a lease or unit basis. With respect to each such well, "common costs" shall mean capital costs that are attributable to (a) such Prospect as a whole or (b) such well and one or more other wells (but not all wells) on such Prospect and shall include, without limitation, costs of drilling, plugging and abandoning non-productive wells on such Prospect. Each such well's allocable share of common costs shall be determined by Company in any manner it deems appropriate from time to time.

              The expression "2.5 TIMES PAYOUT" means, for each Initial Well and each subsequent well drilled on a Prospect, the point in time at which such revenue to Company or its assigns from its interest in oil and gas production from such well, after such deductions mentioned above, equals the product of 2.5 times the sum incurred by or for the account of Company or its assigns (x) in preparing for drilling, drilling, testing, completing, equipping, operating, reworking and recompleting the well, and marketing the production therefrom, and (y) for such well's allocable share of geological and geophysical costs, leasehold costs and other common costs as mentioned above.

              A "PERSON" is an individual, a corporation, a trust, a partnership, a limited liability company, an association or any other entity.

              "PRODUCING PROPERTY ACQUISITION" means a lease or leases, or portions thereof or undivided interests therein, acquired by Company during the term or extended term of this Agreement principally for the value of existing oil and gas production thereon and further development of oil and gas reserves considered proved under such lease or leases at the time of acquisition. A Producing Property Acquisition shall include acquisition of such leasehold interests even though Company may have previously acquired interests in some or all of the same leases as a Prospect acquisition (i.e., prior to the time such leases were considered to contain proved oil and gas reserves). Company may in its sole discretion designate a Producing Property Acquisition in whole or in part as a Prospect.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              "PROSPECT" means the lease or leases, or portions thereof or undivided interests therein, acquired by Company within the United States and its coastal waters while Employee is employed by Company and during the term or extended term of this Agreement covering lands which in the sole opinion of Company may contain one or more hydrocarbon accumulations capable of being commercially produced. For purposes of this definition of Prospect, the acquisition of a lease or leases shall mean the acquisition by Company of legal or beneficial rights or interests in a lease or leases, including (without limitation) contractual rights to acquire or earn a lease or leases (whether by farmout agreement or otherwise, and whether such contractual rights are subject to certain conditions such as the drilling or completion of a commercial well, and without regard to the results of the drilling or completion of any such well under such contract). A Prospect shall not include a prospect acquired by Company by merger or consolidation of Company with or into another entity unless such prospect is so designated by Company. A Prospect shall not include a Producing Property Acquisition unless such Prospect is so designated by Company, and shall not include leases included in a Prospect under previous Employee Incentive Compensation Plans. All Prospects shall be deemed to be without depth limitation unless the Company designates specified depths only at the time said Prospect is initially acquired by Company. Notwithstanding the date or dates on which leases in a Prospect are actually acquired by Company, solely for purposes of determining the employees of Company who are entitled to receive an Overriding Royalty Interest therein, such leases, or portions thereof or undivided interests therein, shall be deemed to have been acquired by Company as of the date on which Company's management approved such Prospect acquisition.

              "SUBSEA TIEBACK EXPLOITATION PROSPECT" means any Prospect containing a hydrocarbon reservoir which (a) exhibits a sufficient likelihood of such hydrocarbon reservoir being economic, based on commercially producible shows of hydrocarbons in a well drilled within such reservoir, together with other geological and geophysical data and interpretations, such that Company in its reasonable judgment plans to develop such reservoir, and (b) is reasonably expected by Company to be exploited and/or developed by utilizing a subsea tieback system.

              "SUBSEA TIEBACK EXPLORATION PROSPECT" means any Prospect (other than a Subsea Tieback Exploitation Prospect) with respect to which Company reasonably expects to utilize a subsea tieback system in connection with operations to be conducted on such Prospect.

              A "SUBSIDIARY" of a specified person is an entity controlled by such person directly or indirectly through one or more intermediaries.

              "VOTING STOCK" means shares of capital stock of the specified entity the holders of which are entitled to vote for election of directors thereof.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              "WORKING INTEREST" means the leasehold working interest, or undivided interest therein, under an oil and gas lease which obligates the owner thereof to bear his percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, such lease and the well or wells associated therewith.

              9.2    Employee's Property Interest.

              Subject to the other provisions of this paragraph 9, Employee shall own, be immediately vested with, and be entitled to receive the benefits of an Overriding Royalty Interest equal to an undivided percentage of Company's Working Interest, more specifically described below, in each well on a Prospect and the lease or leases allocated thereto, as follows:

                            EMPLOYEE: FRANK A. PICI

                          OVERRIDING ROYALTY INTEREST
                                       IN
                         FPF/TLP EXPLORATION PROSPECTS,
                        FPF/TLP EXPLOITATION PROSPECTS,
                      SUBSEA TIEBACK EXPLORATION PROSPECTS
                                      AND
                     SUBSEA TIEBACK EXPLOITATION PROSPECTS

       GROUP                  TIME PERIOD                BEFORE PAYOUT        AFTER PAYOUT
       -----                  -----------                -------------        ------------
     Group XIX          12/2/96 and Thereafter             0.085937             0.343748


                          OVERRIDING ROYALTY INTEREST
                                       IN
                              ALL OTHER PROSPECTS

       GROUP                  TIME PERIOD                BEFORE PAYOUT        AFTER PAYOUT
       -----                  -----------                -------------        ------------
     Group XIX          12/2/96 and Thereafter              0.09375              0.37500

              At 7:00 a.m. on the first day of the month following the month in which Payout of such well occurs, the Overriding Royalty Interest shall increase from the applicable before-Payout percentage to the applicable after-Payout percentage. Except as herein otherwise expressly provided, references in this paragraph 9 to Employee's "Overriding Royalty Interest" with respect to any Prospect shall mean the applicable before-Payout and after-Payout percentages of Company's Working Interest in such Prospect as set forth above.

              9.3    Governmental Filings.

              Company will assist Employee in Filing an 83b Election with the Internal Revenue Service on each Prospect, on a prospect by prospect or lease by lease basis, as the case may be, denoting the transfer to Employee of the Overriding Royalty Interest and stating the value of such interest for the purposes at the time the interest is acquired.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              9.4    Assignment of Overriding Royalty Interest.

              Except as otherwise expressly provided in paragraphs 9.4.8 and 9.4.9, Employee shall not be entitled to obtain recordable assignments of his interest under this paragraph 9 until his completion of three years of employment by Company and, except as otherwise expressly provided herein, Employee shall forfeit ownership of such interest if Employee's employment is terminated by Company pursuant to paragraph 3.5 or by Employee without Good Reason as defined in paragraph 3.9, prior to the completion of such three years of employment. Upon completion of three years of employment of Employee by Company, Employee's ownership of interests theretofore or thereafter transferred to him pursuant to this Agreement will no longer be subject to forfeiture, and assignments will be made in accordance with this paragraph 9.4. Subject to the other provisions of this paragraph 9, Employee shall be entitled to the revenue arising from his Overriding Royalty Interest whether or not he is entitled to a recordable assignment. Subject to the foregoing provisions of this paragraph 9.4 and to the provisions of paragraph 9.5, as soon as practicable after the end of each calendar quarter during the term or extended term of this Agreement, Employee shall be entitled to receive recordable assignments of his Overriding Royalty Interest in a lease or leases (or portions thereof) acquired by Company in a Prospect during such calendar quarter. If Employee's employment is terminated by Company pursuant to paragraph 3.5 or by Employee without Good Reason as defined in paragraph 3.9, during any such calendar quarter, Employee shall not be entitled to receive recordable assignments that would otherwise have been due under this paragraph in respect of any lease or leases (or portions thereof) acquired by Company in a Prospect during such calendar quarter or thereafter (and Employee shall not own, be vested with or be entitled to receive the benefits of any Overriding Royalty Interest that would have been granted by such recordable assignments) unless the termination is at the end of the term or extended term of this Agreement. As soon as practicable after the end of each such calendar quarter, Company shall provide Employee with the following:

                     (a) A recordable assignment of his Overriding Royalty Interest in the leases (or portions thereof) acquired by Company in each Prospect during such calendar quarter.

                     (b) A plat outlining the geographical limits of each such Prospect. Company shall review each Prospect plat each calendar quarter in light of drilling activity on or near the Prospect, and expand the plat boundary if new leases are acquired which Company believes to contain a prospective hydrocarbon accumulation that is located on the same geological feature as such Prospect. Employee shall be entitled to his Overriding Royalty Interest in any lease acquired by Company within the Prospect plat boundary





EMPLOYMENT AGREEMENT - FRANK A. PICI

                            (and, to the extent provided in paragraph 9.7.2, in any renewal, extension or new lease within the Prospect plat boundary) for as long as such lease within the boundary remains in effect.

              9.4.1 Upon execution and delivery of such recordable assignment to Employee, Company shall record the assignment.

              9.4.2 If, prior to the drilling of the Initial Well on a Prospect or thereafter, Company believes in good faith that there is a substantial likelihood that it may be necessary to exercise its discretion under paragraph 9.5 with respect to adjustment of Employee's Overriding Royalty Interest in leases included within such Prospect, Company may defer delivery of a recordable assignment of Employee's Overriding Royalty Interest pending a determination under paragraph 9.5.

              9.4.3 Upon request by Company, Employee agrees to execute and deliver any and all transfer orders, division orders and other documents as may be necessary or appropriate to cause all revenue attributable to his interest in a well to be paid to Company on his behalf until delivery by Company to Employee of a recordable assignment of his interest in such well pursuant to this paragraph 9. In such event, Company agrees promptly to process such funds and pay all funds due Employee at the same time third parties are paid revenue distributions from such well by Company. After an assignment is delivered to Employee, Company shall promptly give appropriate notice to the disbursing entities in order to facilitate direct payment to Employee of all revenue attributable to his interest in such well.

              9.4.4. Subject to the last sentence of this paragraph 9.4.4,
                     Company or its assigns shall quarterly perform Payout calculations on each well which has not reached Payout in every Prospect so that payments to Employee may be made on a proper before payout/after payout basis on each well in every Prospect. Company or its assigns shall prepare a quarterly Payout statement for each well within each Prospect and shall provide Employee a copy of said quarterly Payout statements within ninety (90) days following the end of the quarter. If Company or its assigns fails to provide said quarterly Payout statements for any such well(s) to at least five (5) employees (whether or not such employees include the Employee) who are entitled to receive an Overriding Royalty Interest in such well(s) pursuant to this Agreement and/or other employment agreements with Company for a period of four
                     (4) consecutive quarters, any such employee (including without limitation, the Employee) may give Company written notice of said failure. If Company or its assigns does not provide the overdue quarterly





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     Payout statements to each employee entitled to same within thirty (30) days following receipt of such notice, all wells within such Prospect which had previously been considered before Payout pursuant to paragraph 9.2 shall be deemed to be after Payout pursuant to paragraph 9.2 as of the first day of the month following the month in which the earliest delinquent quarterly Payout statement should have been provided. When Payout status is reached on a well, Company or its assigns shall deliver notice of such event to Employee, the operator of such well and each purchaser of production from such well and Company or its assigns shall direct such operator or purchaser of production (as appropriate) to disburse future revenues attributable to Employee's and Company's respective interests in such well on an after-Payout basis. Notwithstanding the foregoing, if Employee's Overriding Royalty Interest in any such well is adjusted pursuant to any provisions of this paragraph 9 so as to be the same percentage before and after Payout of such well, then the provisions of this paragraph 9.4.4 shall no longer apply from and after the date of such adjustment.

              9.4.5 Should Employee be married or divorced at such time as Employee earns the right to have an Overriding Royalty Interest assigned to him hereunder, Company shall have no obligation to make assignments to Employee's spouse/or former spouse. Any division of community property shall be the responsibility of Employee.

              9.4.6 All interests assigned by Company to Employee shall be subject to the terms, conditions and provisions of (a) any joint operating agreement at any time theretofore or thereafter entered into by Company or its assigns with other Working Interest owners covering any of the leases affected by the Overriding Royalty Interest herein provided for, and (b) any farm-out or other agreements under which Company acquires or may acquire its interest in the leases; including, particularly, by way of illustration and not by way of limitation, (i) any provision of an applicable farm-out agreement requiring reduction of Company's interest in the leases after "payout" of an earning well or wells thereunder, in which event Employee's Overriding Royalty in such leases shall be proportionately reduced, and (ii) any provision requiring forfeiture of interest for nonparticipation, recoupment of multiple recovery costs and the like to the extent that Company would forfeit its Working Interest for nonparticipation either forever or until recoupment of drilling and/or operating costs by the third parties electing to participate, or such other like reason; and in the event any such provisions come into effect, Employee's Overriding Royalty in such leases shall be suspended until such time, if ever, as such multiple recovery of costs by the participating leasehold owners has been recovered or such other cause for suspension is





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     removed and such Working Interest of Company is reinstated, at which time Employee's Overriding Royalty shall be so reinstated.

                     All interests assigned by Company to Employee shall be subject to the terms, conditions and provisions of the leases, any assignments and/or subleases thereof theretofore made or agreed to be made by Company, and any amendments or modifications of the leases, theretofore or thereafter made, and Employee agrees that any such amendments or modifications may be made without the consent or joinder of Employee.

              9.4.7 Company or its assigns shall not have the right to sell, assign, farmout, convey or otherwise encumber Employee's Overriding Royalty Interest, except as otherwise provided in this paragraph 9.

                     9.4.8(a) Except as otherwise provided in the fifth sentence of paragraph 9.4, and notwithstanding anything (other than such fifth sentence of paragraph 9.4) contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, there shall have been a Change in Control, then Employee shall be entitled to receive recordable assignments of his Overriding Royalty Interest, adjusted in the manner described hereinbelow, in any lease or leases (or portions thereof or undivided interests therein) theretofore acquired by Company and not yet assigned during the term or extended term hereof and, upon subsequent acquisition by Company, in any lease or leases (or portions thereof or undivided interests therein) thereafter acquired by Company, in all Prospects acquired by Company prior to such Change in Control (without regard to whether or not Employee has then completed three years of employment by Company). Said Overriding Royalty Interest shall be assigned in the following manner:

                                   Employee's after-Payout interest shall be reduced to one-half of Employee's after-Payout interest stated in paragraph 9.2 (as such after-Payout interest stated in paragraph 9.2 may have previously been reduced pursuant to other provisions of this paragraph 9) and Employee's before-Payout interest shall be increased to twice Employee's before-Payout interest stated in paragraph 9.2 (as such before-Payout interest stated in paragraph 9.2 may have previously been reduced pursuant to other provisions of this paragraph 9) with the





EMPLOYMENT AGREEMENT - FRANK A. PICI
                                   result that Employee's interests before and after Payout shall be equal.

                     9.4.8(b) Except as otherwise provided in the fifth sentence of paragraph 9.4, and notwithstanding anything (other than such fifth sentence of paragraph 9.4) contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, the Company's Working Interest in any Prospect is sold, transferred or conveyed to the holder of any indebtedness of the Company or of Newco or of any parent or subsidiary of the Company or Newco, or to any unaffiliated third party, by or pursuant to a foreclosure of any mortgage or other security interest therein securing such indebtedness or any part thereof or by transfer or conveyance in lieu of such foreclosure, then Employee shall be entitled to receive, prior to the consummation of such sale, transfer or conveyance, a recordable assignment of his Overriding Royalty Interest, adjusted in the manner described in paragraph 9.4.8(a), in any lease or leases (or portions thereof or undivided interests therein) theretofore acquired by Company and not yet assigned during the term or extended term hereof and, upon subsequent acquisition by Company, in any lease or leases (or portions thereof or undivided interests therein) thereafter acquired by Company, in all Prospects acquired by Company prior to such sale, transfer or conveyance (without regard to whether or not Employee has then completed three years of employment by Company).

              9.4.9 Except as otherwise provided in the fifth sentence of paragraph 9.4, and notwithstanding anything (other than such fifth sentence of paragraph 9.4) contained herein to the contrary, if, during the term or extended term hereof, all or substantially all of the Company's Working Interests in all or substantially all Exploratory Acreage then owned by the Company are sold, transferred or conveyed to an unaffiliated third party, then Employee shall be entitled to receive, prior to the consummation of such sale, transfer or conveyance, recordable assignments of his Overriding Royalty Interest, adjusted in the manner described in paragraph 9.4.8(a), in all leases (or portions thereof or undivided interests therein) that cover and include such Exploratory Acreage not yet assigned during the term or extended term hereof (without regard to whether or not Employee has then completed three years of employment by Company).





EMPLOYMENT AGREEMENT - FRANK A. PICI

              9.5    Retained Company Discretion

              9.5.1 Employee and Company recognize that in instances where all or a portion of Company's Working Interest in a lease or leases will be sold or farmed out to unaffiliated third parties, Employee's Overriding Royalty Interest might in some circumstances have a negative effect on the marketability of Company's Working Interest to third parties. In such cases, Company will in good faith attempt to transfer Company's Working Interest subject to Employee's Overriding Royalty Interest provided for in this paragraph 9; provided, however, if, in Company's good faith judgment, Company's Working Interest cannot be sold or farmed out subject to Employee's Overriding Royalty Interest, Company may elect to adjust Employee's Overriding Royalty Interest as hereinafter provided.

                     9.5.1(a) The Board of Directors of Company shall designate a committee of not less than three individual persons employed by Company, at least half of whom has been granted an employee Overriding Royalty Interest by Company, to exercise discretion on behalf of Company in reducing or modifying, pursuant to this paragraph 9.5.1 only, the Overriding Royalty Interests provided for in this paragraph 9; provided, however, that the Board of Directors of the Company shall have the right to designate a non-voting member of such committee, who may be a director of the Company or otherwise, and such member shall have the right to participate in all meetings of such committee (and shall receive reasonable advance notice of any such meetings) and shall be entitled to the same information as is available to the other members of the committee. Such committee shall make all decisions under this paragraph 9.5.1 subject to obtaining the approval of the Board of Directors of Company where such approval is required under the provisions of this paragraph
                                   9.5.1.  Any decision made by the committee
                                   shall require the approval of a majority of the members of the committee. Any change to this paragraph 9.5.1(a) shall require the approval of the Board of Directors of the Company and a majority of the Management Directors (as that term is defined in the Stockholders' Agreement dated April 2, 1996, between Enron Capital & Trade Resources Corp., Newco and certain employees of and consultants to the Company, as it may be amended from time to time) who became stockholders pursuant to Section B.1 of that agreement.





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     9.5.1(b) With respect to any Prospect on which no initial Well has been drilled and no assignments of Overriding Royalty Interests have been made to Employee, the committee may modify or reduce the Overriding Royalty Interest of Employee in leases included within such Prospect in any manner necessary in the good faith judgment of the committee to make an interest in such Prospect saleable to any person not in Company Group; provided, however, in connection with any sale by Company of an interest in such Prospect to any such person, Employee's Overriding Royalty Interest shall be reduced to zero unless the committee recommends a lesser reduction and such recommendation is approved by the Board of Directors of Company. Such modification or reduction shall apply only to the interest sold to such a person, and shall not affect the interest retained by the Company. Any reduction or exercise of discretion by Company under this paragraph shall be applied proportionately to all participants who are entitled to receive from Company an Overriding Royalty Interest in leases included within such Prospect.

                     9.5.1(c) With respect to any Prospect on which the Initial Well has been drilled and which Prospect has not been determined by Company to be capable of producing oil and/or gas, should Company desire to sell all or any portion of its Working Interest in such Prospect to unaffiliated third parties, the committee may adjust the Overriding Royalty Interest of Employee in leases included within such Prospect in the following manner:





EMPLOYMENT AGREEMENT - FRANK A. PICI

                                   Employee's after-Payout interest shall be reduced to one-half of Employee's after-Payout interest stated in paragraph 9.2 (as such after-Payout interest stated in paragraph 9.2 may have previously been reduced pursuant to other provisions of this paragraph 9) and Employee's before-Payout interest shall be increased to twice Employee's before-Payout interest stated in paragraph 9.2 (as such before-Payout interest stated in paragraph 9.2 may have previously been reduced pursuant to other provisions of this paragraph 9), with the result that Employee's interests before and after Payout shall be equal.

                                   Such adjustment shall apply only to the
                                   interest sold to unaffiliated third parties, and shall not affect the interest retained by Company. Any exercise of discretion by Company under this paragraph shall be applied in like manner to all participants who are entitled to receive from Company an Overriding Royalty Interest in leases included within such Prospect.

                                   Notwithstanding anything contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, there shall have been a Change in Control, then neither Company nor the person acquiring the control shall have any right to make the adjustment described above in this paragraph 9.5.1(c).

                                   Notwithstanding anything contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, the Company's Working Interest in any Prospect is sold, transferred or conveyed to the holder of any indebtedness of the Company or of Newco or of any parent or subsidiary of the Company or Newco, or to any unaffiliated third party, by or pursuant to a foreclosure of any mortgage or other security interest therein securing such indebtedness or any part thereof or by transfer or conveyance in lieu of such foreclosure, then such holder or other third party shall not have any right to make the adjustment described above in this paragraph 9.5.1.(c).





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     9.5.1(d) With respect to any Prospect which has not been determined by Company to be capable of producing oil and/or gas, and regardless of whether or not the Initial Well has been drilled thereon, should Company desire to farmout all or any portion of its Working Interest in such Prospect to unaffiliated third parties, the committee shall (unless the committee recommends otherwise and the Board of Directors approves such recommendation) adjust the Overriding Royalty Interest of Employee in leases included within such Prospect in the following manner:

                                   Employee's Overriding Royalty Interest shall be calculated by multiplying Employee's percentage interests stated in paragraph 9.2 above (as such interests may have previously been reduced pursuant to other provisions of this paragraph 9) by Company's overriding royalty interest set forth in the particular farmout agreement for said Prospect, for and during the period of time in which Company receives such overriding royalty interest.

                                   To the extent, if any, that Company's
                                   overriding royalty interest set forth in such farmout agreement converts to a Working Interest in such Prospect (whether by election of Company or otherwise), then, from and after such conversion, Employee's Overriding Royalty Interest shall be based upon such Working Interest of Company pursuant to paragraph 9.2 above; provided, however, if pursuant to such farmout agreement, only a portion of Company's overriding royalty interest converts to a Working Interest and Company retains, following such conversion, some overriding royalty interest in addition to such Working Interest, Employee shall be entitled to receive, as part of Employee's Overriding Royalty Interest based upon Company's Working Interest, an interest equal to the percentage stated in paragraph 9.2 above (as such interest may have previously been reduced pursuant to other provisions of this paragraph 9) multiplied by Company's retained overriding royalty interest.

                                   Such adjustment shall apply only to the
                                   interest farmed out to unaffiliated third parties, and shall not affect the interest retained by Company. Any exercise of discretion by Company under this paragraph shall





EMPLOYMENT AGREEMENT - FRANK A. PICI
                                   be applied in like manner to all
                                   participants who are entitled to receive from Company an Overriding Royalty Interest in leases included within such Prospect.

                                   With respect to each well drilled on the Prospect by a farmee of Company's Working Interest and solely for the purpose of this paragraph 9.5.1 (d), Payout shall be defined as the point in time at which the revenue to Company from its interest in oil and gas production from such well (after deduction of Company's prorata part of the burden of
                                   (i) all landowners' royalties, overriding royalties, net profits interests, production payments or other burdens upon, measured by or payable out of such production and (ii) all applicable ad valorem, production, severance, sales, gathering, windfall profits excise and similar taxes) equals the sum incurred by or for the account of Company (x) in preparing for drilling, drilling, testing, completing, equipping (including, without limitation, installation of platforms, facilities and pipelines), operating, reworking and recompleting the well, and marketing the production therefrom, and (y) for such well's allocable share of geological and geophysical costs, leasehold costs, all other costs of acquiring and maintaining in force the leases allocated to the well and other common costs. Leases "allocated" to a well and "common costs" shall have the respective meanings ascribed thereto in the definition of "Payout" set forth in paragraph 9.1.

                                   Notwithstanding anything contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, there has been a Change in Control, then neither Company nor the person acquiring the control shall have any right to make the adjustment described above in this paragraph 9.5.1(d).

                                   Notwithstanding anything contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, the Company's Working Interest in any Prospect is sold, transferred or conveyed to the holder of any indebtedness of the Company or of Newco or of any parent or subsidiary of the Company or Newco, or to any unaffiliated third party, by or pursuant to a foreclosure of any mortgage or other security interest therein securing





EMPLOYMENT AGREEMENT - FRANK A. PICI
                                   such indebtedness or any part thereof or by transfer or conveyance in lieu of such foreclosure, then such holder or other third party shall not have any right to make the adjustment described above in this paragraph 9.5.1.(d).

                     9.5.1(e) With respect to any Prospect on which the Initial Well has been drilled and which Prospect has been determined by Company to be capable of producing oil and/or gas, should Company desire to sell or farmout all or any portion of its Working Interest in such Prospect to unaffiliated third parties, the committee shall categorize geographical areas of the leases comprising the Prospect into Development Acreage and Exploratory Acreage.

                                   Any sale or farmout of the Company's Working
                                   Interest in any such Development Acreage will be made subject to Employee's Overriding Royalty Interest provided for in paragraph 9.2 hereinabove (as such interest may have previously been adjusted pursuant to other provisions of this paragraph 9); provided, however, with respect to each well drilled on the Prospect by a purchaser or farmee or their assigns of Company's Working Interest, and solely for the purpose of this paragraph 9.5.1(e), Payout shall be defined as the point in time at which the revenue to purchaser or farmee or their assigns from its or their interest purchased or farmed in from Company in oil and/or gas production from such well (after deduction of purchaser's or farmee's prorata part of the burden of (i) all landowners' royalties, overriding royalties, net profits interests, production payments or other burdens upon, measured by or payable out of such production and (ii) all applicable ad valorem, production, severance, sales, gathering, windfall profits excise and similar taxes) equals the sum incurred by or for the account of purchaser or farmee or their assigns in preparing for drilling, drilling, testing, completing, equipping, operating, reworking and recompleting the well, and marketing the production therefrom.

                                   With respect to the Company's Working
                                   Interest in Exploratory Acreage to be sold by Company, the committee may adjust the Overriding Royalty Interest of Employee in the following manner:





EMPLOYMENT AGREEMENT - FRANK A. PICI

                                   Employee's after-Payout interest shall be reduced to one-half of Employee's after-Payout interest stated in paragraph 9.2 (as such after-Payout interest stated in paragraph 9.2 may have previously been reduced pursuant to other provisions of this paragraph 9) and Employee's before-Payout interest shall be increased to twice Employee's before-Payout interest stated in paragraph 9.2 (as such before-Payout interest stated in paragraph 9.2 may have previously been reduced pursuant to other provisions of this paragraph 9), with the result that Employee's interests before and after Payout shall be equal.

                                   With respect to the Company's Working
                                   Interest in Exploratory Acreage to be farmed out by Company, the committee shall (unless the committee recommends otherwise and the Board of Directors approves such recommendation) adjust the Overriding Royalty Interest of Employee in the following manner:

                                   Employee's Overriding Royalty Interest shall be calculated by multiplying Employee's percentage interests stated in paragraph 9.2 above (as such interests stated in paragraph
                                   9.2 may have previously been reduced
                                   pursuant to other provisions of this
                                   paragraph 9) by Company's overriding royalty interest set forth in the particular farmout agreement for said Prospect, for and during the period of time in which Company receives such overriding royalty interest.

                                   To the extent, if any, that Company's
                                   overriding royalty interest set forth in such farmout agreement converts to a Working Interest in such Prospect (whether by election of Company or otherwise), then, from and after such conversion, Employee's Overriding Royalty Interest shall be based upon such Working Interest of Company pursuant to paragraph 9.2 above; provided, however, if pursuant to such farmout agreement, only a portion of Company's overriding royalty interest converts to a Working Interest and Company retains, following such conversion, some overriding royalty interest in addition to such Working Interest, Employee shall be





EMPLOYMENT AGREEMENT - FRANK A. PICI
                                   entitled to receive, as part of Employee's
                                   Overriding Royalty Interest and in addition to such Overriding Royalty Interest based upon Company's Working Interest, an interest equal to the percentage stated in paragraph
                                   9.2 above (as such interest may have
                                   previously been reduced pursuant to other provisions of this paragraph 9) multiplied by Company's retained overriding royalty interest.

                                   Such adjustment shall apply only to the
                                   interest sold or farmed out to unaffiliated third parties, and shall not affect the interest retained by Company. Any exercise of discretion by Company under this paragraph shall be applied in like manner to all participants who are entitled to receive from Company an Overriding Royalty Interest in leases included within such Prospect.

                                   Notwithstanding anything contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, there shall have been a Change in Control, then neither Company nor the person acquiring the control shall have any right to make the adjustment described above in this paragraph 9.5.1(e).

                                   Notwithstanding anything contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, the Company's Working Interest in any Prospect is sold, transferred or conveyed to the holder of any indebtedness of the Company or of Newco or of any parent or subsidiary of the Company or Newco, or to any unaffiliated third party, by or pursuant to a foreclosure of any mortgage or other security interest therein securing such indebtedness or any part thereof or by transfer or conveyance in lieu of such foreclosure, then such holder or other third party shall not have any right to make the adjustment described above in this paragraph 9.5.1.(e).





EMPLOYMENT AGREEMENT - FRANK A. PICI

                                   If any of the events set forth in the two immediately preceding sentences hereof should occur, such that the adjustment described above in this paragraph 9.5.1(e) with respect to the Overriding Royalty Interest of Employee in leases in such Exploratory Acreage is precluded from occurring as provided above, then, with respect to each well drilled on such Exploratory Acreage by a purchaser or farmee or their assigns of Company's Working Interest, and solely for purposes of this paragraph 9.5.1(e), Payout shall be defined as set forth above in this paragraph 9.5.1(e).

              9.5.2 Within sixty (60) days after the end of each fiscal year of Company, Company may in its sole discretion elect to reduce the Overriding Royalty Interest set forth in paragraph 9.2 with respect to Prospects subject to this Agreement that were acquired by Company during such fiscal year (which election, if timely made as above provided, shall be effective as of the beginning of such fiscal year) based on actual Exploration and Development Costs incurred by Company Group during such fiscal year in respect of all Prospects subject to this Agreement, as follows (with linear interpolation between indicated levels of costs):

                         Total E & D
                         Costs Level                     Permitted Reduction
                         -----------                     -------------------
                      under $35 million                      no reduction
                      $70 million                            25.00%
                      $105 million                           33.33%
                      $140 million                           38.33%
                      $175 million                           41.67%
                      over $175 million                      **

       ** Permitted Reduction shall be determined in the sole discretion of Company.

                     The total Exploration and Development Costs levels and resultant ranges and escalation increments provided for above are "Base Year" figures for fiscal year 1996-1997, and shall be adjusted annually on a compound basis beginning with the fiscal year commencing April 1, 1997, according to the then current Council of Petroleum Accountants Societies' (COPAS) adjustment rate (based upon the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers as of April 1 as published by the United States Department of Labor, Bureau of Labor Statistics).





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     The "Permitted Reduction" shall mean the percentage by which Employee's Overriding Royalty Interest (both before and after Payout) may be adjusted downward. Each such adjustment shall determine Employee's Overriding Royalty Interest for the fiscal year in question, and shall be uniform on Prospects acquired during that period (subject to paragraphs 9.5.1 and 9.5.3). Without limiting the foregoing, a Permitted Reduction shall apply to any Major Prospect subject to this Agreement that was acquired by Company during such fiscal year, whether or not an adjustment of Employee's Overriding Royalty Interest in such Major Prospect shall have been made pursuant to paragraph 9.5.3.

                     All leases acquired in those Prospects, whether during the same fiscal year or thereafter, shall be subject to the same Employee's Overriding Royalty Interest established at the time the Prospect was acquired, subject, however, to adjustment as provided for in this paragraph 9. A Permitted Reduction in Employee's Overriding Royalty Interest for a particular fiscal year, however, shall not operate to reduce Employee's Overriding Royalty Interest stated in paragraph 9.2 in respect of any Prospects acquired by Company in any subsequent fiscal year during the term or extended term hereof.

                     9.5.2(a) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any FPF/TLP Exploitation Prospects acquired by Company during a fiscal year of Company for which Company's estimate of Exploration and Development Costs incurred or to be incurred by Company Group in respect of all FPF/TLP Exploitation Prospects acquired in such fiscal year exceeds $30 million through the end of the respective primary development periods for the fields comprising such FPF/TLP Exploitation Prospects (which periods, solely for purposes of the adjustment provided for in this paragraph, shall not exceed five (5) years), an alternative calculation will be made prior to determining the applicable "Permitted Reduction" of Employee's Overriding Royalty Interest with respect to such FPF/TLP Exploitation Prospects. Such alternative calculation shall be based upon the assumptions that the total Exploration and Development Costs to be incurred by Company Group in respect of all such FPF/TLP Exploitation Prospects will be incurred over a two (2) year period and that such Exploration and Development Costs will be in addition to a "base level" of $70 million in Exploration and Development Costs to be incurred by Company





EMPLOYMENT AGREEMENT - FRANK A. PICI

                                   Group exclusive of the identified FPF/TLP
                                   Exploitation Prospects.  Such alternative
                                   Exploration and Development Costs level (the
                                   "alternative E & D Costs level") shall be determined as follows:

                                   The alternative E & D Costs level shall be the sum of:

                                   (i)     One-half of Company's estimate of
                                           Exploration and Development Costs
                                           incurred or to be incurred by
                                           Company Group through the end of the
                                           respective primary development
                                           periods in respect of all FPF/TLP
                                           Exploitation Prospects acquired in
                                           such fiscal year, plus

                                   (ii)    $70 million.

                                   The Overriding Royalty Interest set forth in paragraph 9.2 with respect to such FPF/TLP Exploitation Prospects (both before and after Payout) may, in Company's sole discretion, be reduced by the greater of (x) the "Permitted Reduction" percentage set forth in the table above in this paragraph for the actual "Total E & D Costs Level" for such fiscal year and (y) the "Permitted Reduction" percentage set forth in the table above that would be applicable if the "Total E & D Costs Level" for such fiscal year were equal to such "alternative E & D Costs level".

                                   If the Overriding Royalty Interest set forth in paragraph 9.2 with respect to such FPF/TLP Exploitation Prospects, when reduced pursuant to the foregoing provisions of this paragraph, exceeds two-thirds of the Overriding Royalty Interest set forth in paragraph 9.2, Company may, in its sole discretion, further reduce such Overriding Royalty Interest to an interest equal to two-thirds (before and after Payout, respectively) of such Overriding Royalty Interest set forth in paragraph 9.2. Further, if the Overriding Royalty Interest set forth in paragraph 9.2 with respect to any such FPF/TLP Exploitation Prospect, when reduced to such two-thirds level pursuant to the foregoing provisions of this paragraph, exceeds the Overriding Royalty Interest in such Prospect that would result from multiplying the Overriding Royalty Interest percentage set forth in paragraph 9.2 times a Working Interest percentage of 50% of 8/8ths, Company may, in its sole discretion, further reduce such Overriding Royalty Interest set forth in





EMPLOYMENT AGREEMENT - FRANK A. PICI
                                   paragraph 9.2 with respect to such FPF/TLP
                                   Exploitation Prospect to a percentage
                                   (before and after Payout, respectively)
                                   that, when multiplied times Company's
                                   Working Interest in such FPF/TLP
                                   Exploitation Prospect, would equal the
                                   Overriding Royalty Interest percentage
                                   (before and after Payout, respectively) set forth in paragraph 9.2 times a Working Interest percentage of 50% of 8/8ths.

                     9.5.2(b) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any Subsea Tieback Exploitation Prospects acquired by Company during such fiscal year, if the Overriding Royalty Interest set forth in paragraph 9.2 with respect to such Subsea Tieback Exploitation Prospects, when reduced pursuant to the foregoing provisions of this paragraph, exceeds the Overriding Royalty Interest in such Prospect that would result from multiplying the Overriding Royalty Interest percentage set forth in paragraph
                                   9.2 times a Working Interest percentage of 50% of 8/8ths, Company may, in its sole discretion, further reduce such Overriding Royalty Interest set forth in paragraph 9.2 with respect to such Subsea Tieback Exploitation Prospect to a percentage (before and after Payout, respectively) that, when multiplied times Company's Working Interest in such Subsea Tieback Exploitation Prospect, would equal the Overriding Royalty Interest percentage (before and after Payout, respectively) set forth in paragraph 9.2 times a Working Interest percentage of 50% of 8/8ths.

                     9.5.2(c) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any FPF/TLP Exploration Prospects acquired by Company during such fiscal year, if the Overriding Royalty Interest set forth in paragraph 9.2 with respect to any such FPF/TLP Exploration Prospects, when reduced pursuant to the foregoing provisions of this paragraph, exceeds two-thirds of the Overriding Royalty Interest set forth in paragraph 9.2, Company may, in its sole discretion, further reduce such Overriding Royalty Interest to an interest equal to two-thirds (before and after Payout, respectively) of such Overriding Royalty Interest set forth in paragraph 9.2. Further, if the Overriding Royalty Interest set forth in paragraph 9.2 with respect to any such FPF/TLP Exploration Prospect, when reduced to such two-thirds level pursuant to the foregoing





EMPLOYMENT AGREEMENT - FRANK A. PICI
                                   provisions of this paragraph, exceeds the Overriding Royalty Interest in such Prospect that would result from multiplying the Overriding Royalty Interest percentage set forth in paragraph 9.2 times a Working Interest percentage of 50% of 8/8ths, Company may, in its sole discretion, further reduce such Overriding Royalty Interest set forth in paragraph 9.2 with respect to such FPF/TLP Exploration Prospect to a percentage (before and after Payout, respectively) that, when multiplied times Company's Working Interest in such FPF/TLP Exploration Prospect, would equal the Overriding Royalty Interest percentage (before and after Payout, respectively) set forth in paragraph
                                   9.2 times a Working Interest percentage of 50% of 8/8ths.

                     9.5.2(d) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any Subsea Tieback Exploration Prospects acquired by Company during such fiscal year, if the Overriding Royalty Interest set forth in paragraph 9.2 with respect to any such Subsea Tieback Exploration Prospects, when reduced pursuant to the foregoing provisions of this paragraph, exceeds the Overriding Royalty Interest in such Prospect that would result from multiplying the Overriding Royalty Interest percentage set forth in paragraph 9.2 times a Working Interest percentage of 50% of 8/8ths, Company may, in its sole discretion, further reduce such Overriding Royalty Interest set forth in paragraph 9.2 with respect to such Subsea Tieback Exploration Prospect to a percentage (before and after Payout, respectively) that, when multiplied times Company's Working Interest in such Subsea Tieback Exploration Prospect, would equal the Overriding Royalty Interest percentage (before and after Payout, respectively) set forth in paragraph 9.2 times a Working Interest percentage of 50% of 8/8ths.

              9.5.3 With respect to any Major Prospect, Company may in its sole discretion elect to adjust the Overriding Royalty Interest set forth in paragraph 9.2, effective as of the date of Company's acquisition of such Major Prospect, as follows:





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     Employee's before-Payout interest shall be reduced by the following formula:

              original before-Payout interest
              ------------------------------  = reduced before-Payout interest
                            X
                            -
                            Y

                     where "X" equals the total amount estimated by Company for Exploration and Development Costs to be incurred by Company Group in respect of such Major Prospect through the end of the primary development period for the field comprising such Major Prospect (which period, solely for purposes of such adjustment calculation, shall not exceed five (5) years), and where "Y" equals $30 million.

                     Employee's after-Payout interest shall be increased by adding thereto the full amount of the percentage interest so deducted from Employee's before-Payout interest until
                     2.5 times Payout is reached, at which time Employee's after-Payout interest shall be reduced by subtracting therefrom the same percentage interest that was previously added thereto pursuant to this sentence.

                     Such election may be made by Company whether or not Employee's Overriding Royalty Interest in such Major Prospect shall have been reduced pursuant to paragraph
                     9.5.2. In the case of any such prior reduction pursuant to paragraph 9.5.2, the term "original before-Payout interest" as used above in this paragraph shall refer to Employee's before-Payout interest as previously reduced pursuant to paragraph 9.5.2.

              9.5.4 Notwithstanding anything contained herein to the contrary, after an assignment is delivered to Employee with respect to a Prospect pursuant to paragraph 9.4, Company or its assigns may no longer reduce or modify Employee's Overriding Royalty Interest on any well in such Prospect without written consent of Employee, except pursuant to paragraphs 9.5.1(c), 9.5.1(d), 9.5.1(e), 9.5.2 and 9.5.3 in the case only of assignments other than those delivered pursuant to paragraphs 9.4.8(a), 9.4.8(b) and 9.4.9.

              9.5.5 In no event may any party other than Company reduce or modify Employee's Overriding Royalty Interest without written consent of Employee.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              9.5.6 Company shall give Employee written notice of any adjustment made to Employee's Overriding Royalty Interest pursuant to the provisions of paragraphs 9.5.1(b), 9.5.1(c), 9.5.1(d), 9.5.1(e), 9.5.2 and 9.5.3 within one hundred twenty (120) days following such adjustment.

              9.5.7 Upon request by Company, Employee shall execute and deliver to Company such reassignments, transfer orders, division orders, releases and other documents deemed by Company to be necessary or appropriate to evidence any modification, reduction or other adjustment pursuant to this paragraph 9.5.

              9.6    Company's Preferential Right to Purchase.

              If at any time during the term or extended term of this Agreement, or if within one (1) year from the expiration of this Agreement, Employee receives and desires to accept an offer for the purchase of a part or all of Employee's Overriding Royalty Interest assigned pursuant to this paragraph 9 (the portion or all of such Overriding Royalty Interest covered by such offer to purchase being herein sometimes called the "Offered Interest"), from a prospective third party purchaser who is ready, willing and able to purchase the same, then Employee shall have the right to sell such Offered Interest, but only after complying with the following terms and provisions:

              9.6.1 The offer shall first be reduced to writing and signed by Employee and the offeror. Employee shall give Company written notice of his receipt of, and his desire to accept, such written offer, together with a copy of such written offer signed by the prospective third party purchaser and containing all of the terms and conditions of such offer. The date such written notice is given to Company is herein sometimes called the "Original Date."

              9.6.2 Company shall thereafter have an option to purchase the Offered Interest upon the same terms set forth in said offer, which option may be exercised by written notice thereof given to Employee within ten (10) days after the Original Date.

              9.6.3 If the Offered Interest is not purchased by Company pursuant to the foregoing provisions of this paragraph, then Employee shall have the right to sell the Offered Interest to the prospective third party purchaser named in such offer, provided that such sale is consummated within thirty (30) days from the expiration date of the option of Company created hereby and provided that such sale is made in strict conformity with the terms of such offer.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              9.6.4 If, however, such sale of the Offered Interest does not occur within such thirty-day period for the price and upon the terms set forth in such offer, then any sale of part or all of such Offered Interest thereafter shall again be subject to the option to purchase granted to Company under this paragraph 9.6.

              9.6.5 If Employee elects to take title to an Overriding Royalty Interest in a legal entity other than himself (which he may do only with Company's consent), such entity shall take title subject to all of the terms and conditions of this Agreement.

              9.7    Additional Provisions Affecting Overriding Royalty
                     Interest.

              In addition to the other provisions of this paragraph 9, Employee's Overriding Royalty Interest shall be subject to the following:

              9.7.1 Notwithstanding anything to the contrary contained herein, Employee shall not have the right to take in kind or separately dispose of the production of oil and gas attributable to his Overriding Royalty Interest.

              9.7.2 Employee's Overriding Royalty Interest shall also apply to the production of oil and gas under the terms and provisions of any renewal, extension or new lease, to the extent such renewal, extension or new lease covers all or any portion of any lands covered by the expired lease which was subject to Employee's Overriding Royalty Interest or is within the Prospect plat, and provided, however, that any such renewal, extension or new lease shall have been acquired by or for the benefit of Company, either prior to or within one (1) year after the expiration of the expired lease.

              9.7.3 Except as otherwise provided in this paragraph 9, in no event shall Employee ever be liable or responsible in any way for payment of any part of any exploration, drilling or production costs or liabilities incurred by Company or its assigns or other lessees attributable to the lease or leases in a Prospect or to the production therefrom, it being the intent of the parties that Employee's Overriding Royalty Interest shall constitute a non-participating royalty interest for all purposes.

              9.7.4 Company will conduct and carry on the development, maintenance and operation of any lease subject to Employee's Overriding Royalty Interest in a manner which it deems in its sole judgment to be reasonable and prudent and in accordance with good oil and gas field practices, and it will drill such wells as it deems proper in its sole judgment from time to time in order to protect such lease from drainage; provided, however, (a) nothing herein contained





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     shall obligate Company to conduct any drilling operations whatsoever upon such lease, or to continue to operate any well or to operate or maintain in force or attempt to maintain in force such lease by payment of delay rentals, compensatory royalties or other payments or by the drilling of any wells upon said lease, or in any other manner, and the extent and duration of all operations, as well as the preservation of each of such leases by delay rental payments or otherwise, shall be solely at the will of Company, and (b) Company shall have the right at any time to surrender, abandon or otherwise terminate any such lease in whole or in part without liability to Employee.

              9.7.5 Company shall have the right to sell all production attributable to Employee's Overriding Royalty Interest on the same basis upon which the production attributable to Company's interest in the same production is sold, and shall account to Employee on that basis. In no event shall Employee be entitled to receive payments for production attributable to his Overriding Royalty Interest calculated on a basis higher than that upon which Company's interest in the same production is calculated or computed on a higher price than that payable to Company on account of production attributable to its interest, and in no event shall Employee be entitled to receive payments on amounts suspended by purchasers of the production pending determination of the authorized price by governmental entities. However, if Company sells any such production to an affiliate of Company, the price therefor shall not be less than would have been reasonably obtainable in a sale to a non-affiliated purchaser.

              9.7.6 There shall be deducted from the production, before Employee's Overriding Royalty Interest is computed, any production lost in the production from the leases, or any lands pooled therewith, or used for drilling, operating, development or production or in plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of producing or processing production from lands covered by the leases or from any lands pooled with the leases.

              9.7.7 Company shall have the right and option, but not the obligation, to process gas produced and saved from the leases. If Company elects to process or have processed, such gas in a gas processing plant or other facility, whether or not owned by Company, then in such event Employee shall be paid his percentage share provided for herein of the proceeds of sale of all gasoline or other liquid hydrocarbons or other products manufactured or extracted from such gas as a result of such processing (collectively, the "Products"), less the costs of extraction or manufacture (which may consist of





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     a portion of the Products). Company shall also pay to Employee the same percentage share of the proceeds of sale of all residue gas sold by Company, less expenses incurred by Company in transporting any such gas to point of delivery and for dehydration and/or compression of gas at or prior to such delivery and other expenses and fees typically borne by royalty owners (excluding expenses or fees for capital projects funded by Company to the extent such expenses or fees have been included in the Payout calculation for the well from which such gas is produced).

              9.7.8 Employee's Overriding Royalty Interest shall bear its proportionate share of all other costs of marketing and transporting production from the leases or from any lands pooled therewith which are typically borne by royalty owners (excluding expenses or fees for capital projects funded by Company to the extent such expenses or fees have been included in the Payout calculation for the well from which such production is produced).

              9.7.9 Employee's Overriding Royalty Interest shall also bear its share of all ad valorem, production, severance, sales, gathering and other taxes typically borne by royalty owners (whether state, federal or otherwise) assessed or levied on or in connection with the Overriding Royalty Interest or the production from the leases.

              9.7.10 Company or its assigns shall have the right and power, without any approval by Employee, to pool or unitize any lease which is subject to Employee's Overriding Royalty Interest, and to alter, change, amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of a Prospect, as to any one or more of the formations or horizons thereunder, upon such terms and provisions as Company shall in its sole discretion determine. If and whenever through the exercise of such right and power, or pursuant to any law now existing or hereafter enacted, or any rule, regulation or order of any governmental body now or hereafter promulgated, any of the leases of Company are pooled or unitized in any manner, Employee's Overriding Royalty Interest shall also be pooled and unitized, and in such event Employee's Overriding Royalty shall only be paid on that portion of the production from the unit or units so pooled, which is attributable to said leases under and by virtue of the pooling and unitization.

              9.7.11 Company may withhold payment to Employee of any funds attributable to Employee's Overriding Royalty Interest which Company, in its sole discretion, deems to be subject to a risk of refund or recoupment pursuant to any rule, regulation or order of any governmental authority or any adverse claims by third parties.





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     During such suspense period, Employee shall not be entitled to interest on sums so withheld.

              9.7.12 In the event Company's Working Interest in any lease in which Employee is entitled to an Overriding Royalty Interest covers less than all of the full and entire undivided interest in and to the land described therein, and in and to all the oil and gas rights relating thereto, then in that event the Overriding Royalty Interest as to that portion of the leased premises in which Company's Working Interest in such lease does not cover such full and entire undivided interest shall be reduced proportionately (i.e., in the proportion that the undivided interest in and to said land and oil and gas rights covered by such lease bears to such full and entire undivided interest).

              9.7.13 Notwithstanding anything contained in this paragraph 9 to the contrary, Employee's Overriding Royalty Interest in any Net Profit Share Lease ("NPSL") shall be reduced at the same time and in the same percentage as Company's net revenue interest in said NPSL is reduced pursuant to the provisions of said NPSL.

              9.7.14 Company and Employee further undertake and agree promptly to execute and deliver, upon request of either party, all assignments, reassignments, transfer orders, division orders, releases and any other documents as may be necessary to implement this paragraph 9 or otherwise to more fully assure to each party the rights and interests of such party provided for in this paragraph 9.

       10.    Insurance.

              10.1 Employee shall be eligible for participation in such insurance programs as Company shall institute from time to time covering medical and dental expenses and such life and accidental death and dismemberment insurance programs as Company shall institute from time to time. Payment of premiums for such coverages shall be in accordance with Company policy covering all employees as may be established from time to time by Company. Employee shall also be eligible for participation in such retirement, pension, deferred compensation and other benefit programs the Company shall initiate from time to time.

       11.    Outside Activities.

              During the term or extended term of this Agreement, Employee shall devote all of his working time, energy and talents to the due discharge and performance of his duties hereunder, at the direction and subject to the control of Company, and shall perform such services and duties as shall reasonably be required from him from time to time by Company.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              Employee agrees that he will not knowingly become involved in a conflict of interest with Company or its subsidiaries, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees to provide Company a statement of all other directorships Employee holds, with a brief description of the business activities of each organization. This statement shall be provided on or before December 31 of each year. If, in the opinion of Company, a conflict of interest exists between Company (and its affiliates) and the organization in which the Employee holds a directorship, Company can require Employee to resign the outside directorship.

       12.    Right to Invest.

              Nothing in this Agreement is intended or shall be construed to limit Employee's right (i) to engage in passive personal investments, including, but not limited to, holding as an investment not more than five percent (5%) of any class of the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) capital stock or other securities of any corporation or other entity that conducts activities that compete with the business of Company or any affiliate of Company; or (ii) to invest, individually or with others, in oil and gas prospects, subject, however, in the case of oil and gas prospects to the following conditions:

              12.1 Company must have first had the right and opportunity to purchase all of the interest in any prospect made available to Employee, even if this would preclude Employee's participation.

              12.2 Company must have made known its election either to participate in less than the full interest made available to Employee and have no desire to acquire an additional interest, or declined to participate at all in the prospect. If Company elects to participate in less than the full interest made available to Employee, Employee may invest in the portion of such interest not acquired by Company.

              12.3 Employee must purchase his interest in the oil and gas prospect on terms which are no more favorable than those made available to Company.

       13.    Disability During Employment.

              If Employee shall become unable to perform his duties by reason of disability, he shall be entitled to receive, in addition to any insurance benefits he may receive, all of his salary for the first one (1) month of his disability, and one-half (1/2) of his salary for the next three (3) months of disability. Periods of disability shall not be cumulative so long as they are separated by at least ninety (90) days of continuous service.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              The term "disability" shall mean disability which, in the opinion of a doctor satisfactory to Company, renders Employee unable to perform his duties hereunder as evidenced by such doctor's certificate. The date disability commences shall be the date Employee first absents himself from work during a continuous period of disability.

       14.    Merger or Acquisition.

              In the event Company should be acquired by or merged into another company, by signature of Company's authorized representatives, Company hereby agrees that this Employment Agreement shall be binding upon Company, its successors and assigns, and shall be disclosed to any party considering merger with, or acquisition of, Company.

       15.    Arbitration.

              15.1 If a dispute arises out of or related to this Agreement and the dispute cannot be settled through direct discussions, Company and Employee agree that they shall first endeavor to settle the dispute in an amicable fashion. If such efforts fail to resolve the dispute, the dispute shall, except as otherwise provided in paragraph 19, be resolved as follows:

                     15.1.1 Except as provided in paragraph 15.1.2 below, any
                            and all claims, demands, cause of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Company, Employee, and/or their respective representatives, even though some or all of such claims allegedly are extracontractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association (the "AAA"). The arbitration proceeding shall be conducted in Houston, Texas. The arbitration may be initiated by either party by providing to the other a written notice of arbitration specifying the claims, and the parties shall thereafter endeavor to agree on an arbitrator. If within thirty (30) days of the notice of initiation of the arbitration procedure, the parties are unable to agree on an arbitrator, the party requesting arbitration shall file





EMPLOYMENT AGREEMENT - FRANK A. PICI
                            a request with the AAA that the Houston, Texas office of the AAA provide a list of potential arbitrators to both parties. The parties shall thereafter have sixty (60) days to select an arbitrator from such list, with such selection to be by mutual agreement. If the parties fail to select an arbitrator within such time by mutual agreement, then either party may request that the Chief Judge of the U.S. District Court for the Southern District of Texas appoint an arbitrator, and any such appointment shall be binding. The arbitrator, utilizing the Commercial Arbitration Rules of the American Arbitration Association, shall within 120 days of his or her selection, resolve all disputes between the parties. There shall be no transcript of the hearings before the arbitrator. The arbitrator's decision shall be in writing, but shall be as brief as possible. The arbitrator shall not assign the reasons for his or her decision. The arbitrator's decision shall be final and non-appealable to the maximum extent permitted by law. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrator. In deciding the substance of any such claims, the arbitrator shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other State's law); provided, however, it is expressly agreed that the arbitrator shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary, or punitive damages in connection with any such claims.





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     15.1.2 Notwithstanding the agreement to arbitrate
                            contained in paragraph 15.1.1 above, in the event that either party wishes to seek a temporary restraining order, a preliminary or temporary injunction, or other injunctive relief in connection with any or all such claims, demands, cause of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Company, Employee, and/or their respective representatives, including disputes arising out of a breach or alleged breach of paragraph 4 or 16, even though some or all of such claims allegedly are extra-contractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, each party shall have the right to pursue such injunctive relief in court, rather than by arbitration. The parties agree that such action for a temporary restraining order, a preliminary or temporary injunction, or other injunctive relief will be brought in the State or federal courts residing in Houston, Harris County, Texas.

              15.2 The Company shall pay all costs and expenses of Company and Employee (including, but not limited to, attorneys' fees, the fees of the arbitrator and the AAA and any other related costs) for any arbitration proceeding or legal action; provided, however, that if in any such arbitration proceeding or legal action, the arbitrator or court, respectively, determines that Employee has prosecuted or defended any issue in such proceeding or action in bad faith, the arbitrator or court, respectively, may allocate the portion of such costs and expenses relating to such issue between the parties in any other manner deemed fair, equitable and reasonable by the arbitrator or court, respectively.

       16.    Noncompetition Obligations.

              16.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Company to enter into this Agreement, Company and Employee agree to the non-competition obligations hereunder. Employee will not, directly or indirectly for Employee or for others:





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     16.1.1 in any geographic area or market where Company or
                            any of its subsidiaries are conducting any business as of the date of termination of the employment relationship or have during the previous twelve months conducted such business, engage in any business competitive with any such business; or

                     16.1.2 in any geographic area or market where Employee
                            knew Company contemplated entering any business as of the date of termination of the employment relationship, but only if Company had, as of such date, invested significant resources toward entering into such business in such geographic area or market, engage in any business competitive with any such business;

                     16.1.3 render advice or services to, or otherwise assist,
                            any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with Company's business within the parameters described in paragraphs 16.1.1 and
                            16.1.2 above with respect to such competitive business; or

                     16.1.4 induce any employee of Company or any of its
                            subsidiaries to terminate his or her employment with Company or its subsidiaries, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company.

                     These non-competition obligations shall commence upon the date of execution of this Agreement and extend until the earlier of (a) the expiration of the term of this Agreement (or any extended term) or (b) six (6) months after termination of the employment relationship; provided, however, that notwithstanding anything contained in this paragraph 16 to the contrary, such obligations shall only apply after the termination of employment if the termination of employment results from termination for Cause by Company under paragraph 3.5 or voluntary termination without Good Reason by Employee (it being understood and agreed that termination of this Agreement by Employee under paragraph 3.1 shall not, for purposes of this paragraph 16, constitute voluntary termination without Good Reason by Employee).

              16.2 Employee understands that the foregoing restrictions may limit Employee's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high renumeration and other benefits under this Agreement to justify such restriction. Employee





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     acknowledges that money damages would not be sufficient remedy for any breach of this Article by Employee, and Company shall be entitled to enforce the provisions of this Agreement and/or to specific performances and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Company, including, without limitation, the recovery of damages from Employee and Employee's agents involved in such breach and remedies available to Company pursuant to other agreements with Employee.

              16.3 It is expressly understood and agreed that Company and Employee consider the restrictions contained in this paragraph 16 to be reasonable and necessary. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

       17.    Foreign Corrupt Practices Act.

              Employee shall at all times comply with the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 (FCPA), as the FCPA may hereafter be amended, and/or its successor statutes. If Employee pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA, or if a court finds that Employee committed an action resulting in any Company entity having civil or criminal liability or responsibility under the FCPA with knowledge of the activities giving rise to such liability or knowledge of facts from which Employee should have reasonably inferred the activities giving rise to liability had occurred or were likely to occur, such action or finding shall constitute Cause for termination by Company under paragraph 3.5 of this Agreement unless Company's Board of Directors determines that the actions found to be in violation of the FCPA were taken in good faith and in compliance with all applicable policies of Company.

       18.    Survival.

              The provisions of paragraphs 4 and 16 shall survive any termination of the employment relationship and/or of this Agreement for the periods stated therein. The provisions of paragraph 15 relating to arbitration shall survive any termination of the employment relationship between Employee and Company and the termination of this Agreement. Amounts, compensation, rights and benefits which Employee is entitled to receive or have accrued to Employee under this Agreement or under





EMPLOYMENT AGREEMENT - FRANK A. PICI
              any plan, program, arrangement, agreement or policy of or with Company or any of its affiliates before, at or subsequent to the termination of the employment relationship between Employee and Company or the termination of this Agreement shall not be superseded and shall survive any such termination.

       19.    Certain Additional Payments by Company.

              19.1 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by Company or any of its affiliates to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments or distributions being individually referred to herein as a "Payment," and any two or more of such payments or distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment or payments (individually referred to herein as a "Gross-Up Payment" and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Employee of all taxes (as defined in paragraph 19.11) imposed upon the Gross-Up Payment, Employee retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

              19.2 Subject to the provisions of paragraph 19.3 through 19.11, any determination (individually, a "Determination") required to be made under this paragraph 19, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at Company's expense, by nationally recognized tax counsel mutually acceptable to Company and Employee ("Tax Counsel"). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to Company and Employee within 15 business days of the termination of Employee's employment, if applicable, or such other time or times as is reasonably requested by Company or Employee. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Employee with respect to a Payment or Payments, it shall furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Employee shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     Gross-Up Payment, if any, as determined pursuant to such Determination shall be paid by Company to Employee within five business days of Employee's receipt of such Determination. The existence of a Dispute shall not in any way affect Employee's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon Company and Employee, subject in all respects, however, to the provisions of paragraph 19.3 through 19.11 below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by Company should have been made ("Underpayment"), and if upon any reasonable written request from Employee or Company to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at Company's expense, thereafter determines that Employee is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Company to Employee.

              19.3 Company shall defend, hold harmless, and indemnify Employee on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Employee resulting from any Final Determination (as defined in paragraph 19.10) that any Payment is subject to the Excise Tax.

              19.4 If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Employee against Company under this paragraph 19 ("Claim"), including, but not limited to, a claim for indemnification of Employee by Company under paragraph 19.3, then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").

              19.5 If a Claim is asserted against Employee ("Employee Claim"), Employee shall take or cause to be taken such action in connection with contesting such Employee Claim as Company shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that Company shall be solely responsible for the payment of any and all fees and





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                     19.5.1 within 30 calendar days after Company receives or
                            delivers, as the case may be, the Tax Claim Notice relating to such Employee Claim (or such earlier date that any payment of the taxes claimed is due from Employee, but in no event sooner than five calendar days after Company receives or delivers such Tax Claim Notice), Company shall have notified Employee in writing ("Election Notice") that Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that Company elects to contest, and to control the defense or prosecution of, such Employee Claim at Company's sole risk and sole cost and expense; and

                     19.5.2 Company shall have advanced to Employee on an
                            interest-free basis, the total amount of the tax claimed in order for Employee, at Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of paragraph 19.7, sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that Company shall only be entitled to sue for a refund and Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Employee harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

                     19.5.3 Company shall reimburse Employee for any and all
                            costs and expenses resulting from any such request by Company and shall indemnify and hold Employee harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

              19.6 Subject to the provisions of paragraph 19.5 hereof, Company shall have the right to defend or prosecute, at the sole cost, expense and risk of Company, such Employee Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by Company to a Final Determination; provided, however, that (i) Company shall not, without Employee's prior written consent, enter into any compromise or settlement of such





EMPLOYMENT AGREEMENT - FRANK A. PICI

                     Employee Claim that would adversely affect Employee, (ii) any request from Company to Employee regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Employee with respect to which the contested issues involved in, and amount of, the Employee Claim relate is limited solely to such contested issues and amount, and (iii) Company's control of any contest or proceeding shall be limited to issues with respect to the Employee Claim and Employee shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as Company is diligently defending or prosecuting such Employee Claim, Employee shall provide or cause to be provided to Company any information reasonably requested by Company that relates to such Employee Claim, and shall otherwise cooperate with Company and its representatives in good faith in order to contest effectively such Employee Claim. Company shall keep Employee informed of all developments and events relating to any such Employee Claim (including, without limitation, providing to Employee copies of all written materials pertaining to any such Employee Claim), and Employee or his authorized representatives shall be entitled, at Employee's expense, to participate in all conferences, meetings and proceedings relating to any such Employee Claim.

              19.7 If, after actual receipt by Employee of an amount of a tax claimed (pursuant to an Employee Claim) that has been advanced by Company pursuant to paragraph 19.5.2 hereof, the extent of the liability of Company hereunder with respect to such tax claimed has been established by a Final Determination, Employee shall promptly pay or cause to be paid to Company any refund actually received by, or actually credited to, Employee with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by Company to Employee, whether under the provisions of this Agreement or otherwise. If, after the receipt by Employee of an amount advanced by Company pursuant to paragraph 19.5.2, a determination is made by the Internal Revenue Service or other appropriate taxing authority that Employee shall not be entitled to any refund with respect to such tax claimed and Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              19.8 With respect to any Employee Claim, if Company fails to deliver an Election Notice to Employee within the period provided in paragraph 19.5.1 hereof or, after delivery of such Election Notice, Company fails to comply with the provisions of paragraph 19.5.2, 19.5.3 or 19.6 hereof, then Employee shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of Company, such Employee Claim. Employee shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Employee, Company shall cooperate, and shall cause its affiliates to cooperate, in good faith with Employee and his authorized representatives in order to contest effectively such Employee Claim. Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Employee Claim controlled by Employee pursuant to this paragraph 19.8 and shall bear its own costs and expenses with respect thereto. In the case of any Employee Claim that is defended or prosecuted by Employee, Employee shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from Company with respect to costs and expenses incurred by Employee in connection with such defense or prosecution.

              19.9 In the case of any Employee Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this paragraph 19.9, Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim that have not theretofore been paid by Company to Employee, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by Company to Employee, within ten calendar days after such Final Determination. In the case of any Employee Claim not covered by the preceding sentence, Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim at least ten calendar days before the date payment of such taxes is due from Employee, except where payment of such taxes is sooner required under the provisions of this paragraph 19.9, in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this paragraph 19.9 shall be made within the time and in the manner otherwise provided in this paragraph 19.9.

              19.10 For purposes of this Agreement, the term "Final Determination" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code;
                     (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

              19.11 For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.

       20.    No Obligation to Mitigate.

              Employee shall not be required to mitigate the amount of any payment or other benefit required to be paid to Employee pursuant to this Agreement, whether by seeking other employment or otherwise; nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by Employee as a result of employment by another person or entity.

       21.    Stock Purchase and Related Loan.

              21.1 If (a) on or before June 2, 1997, no notice of an election to terminate this Agreement under paragraph 3.1 has been given by either party, and (b) before June 3, 1997, neither Company nor Employee has otherwise terminated this Agreement or Employee's employment with Company, then Company shall, or shall cause Mariner Holdings, Inc. to, grant Employee the opportunity to purchase from Mariner Holdings, Inc. (the "stock purchase") no less than the number of shares of the common stock of Mariner Holdings Inc. ("Parent Common Stock") specified in a written notice delivered by Company to Employee on or before June 16, 1997 (the "Minimum Share Specification"), and no more than 1,706 shares of Parent Common Stock (the "Maximum Share Specification"), at a price of $100.00 per share which shall be paid in cash. Employee's right to purchase such shares of Parent Common Stock may be exercised any time after June 16, 1997, and before June 30, 1997, by (x) the execution and delivery by Employee to Company of written notice in the form attached hereto as Exhibit A (the "Notice") specifying the number of shares of Parent Common Stock to be purchased by Employee, which number of shares shall be no less than the Minimum Share Specification and no more than the Maximum Share Specification, (y) simultaneously with the execution and delivery of the Notice,





EMPLOYMENT AGREEMENT - FRANK A. PICI
                     the execution and delivery by Employee and his spouse, if any, to Company of an Addendum Agreement in the form attached hereto as Exhibit B ("Addendum Agreement"), and
                     (z) the payment in cash within five (5) days after such deliveries of the total purchase price for such shares; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in the event Employee does not, on or before June 30, 1997, exercise his right to purchase, and within five (5) days thereafter purchase for cash, all in the manner provided in this sentence, a number of shares of Parent Common Stock equal to at least the Minimum Share Specification, the initial term shall in no event be deemed to have been extended for an additional one and one-half (1 1/2) years through June 1, 1999, and the initial term and the term of Employee's employment under this Agreement shall expire on December 1, 1997.

              21.2 In connection with the stock purchase, Employee shall be entitled to receive a loan from Company for the purpose of funding all or a portion of the stock purchase. The terms and conditions with regard to such loan shall be evidenced by a Promissory Note and a Security Agreement substantially in the forms attached hereto as Exhibit C and Exhibit D, respectively, which are incorporated herein by reference and their terms and conditions shall be considered a part of this Agreement.

       22. Stock Options. As soon as practicable after Employee's purchase, if any, of Parent Common Stock pursuant to paragraph 21, Company shall, or shall cause Mariner Holdings Inc. to, grant to Employee stock options for shares of Parent Common Stock pursuant to the Mariner Holdings Inc. 1996 Stock Option Plan. The number of shares of Parent Common Stock that Employee shall be entitled to purchase pursuant to such options shall be the number of shares of Parent Common Stock purchased by Employee pursuant to paragraph 21 multiplied by 3.57; any fractional number of shares shall be rounded to the nearest whole number as follows: a fraction of .50 or more shall be rounded upward to the next whole number, and a fraction of less than .50 shall be rounded down to the next whole number. To the fullest extent possible, the options granted to Employee shall be incentive stock options, and otherwise shall be non-qualified stock options. The terms, conditions and restrictions with regard to such stock options shall be evidenced by an Incentive Stock Option Agreement (as to the qualified stock options) and a Nonstatutory Stock Option Agreement (as to be nonqualified stock options), substantially in the forms attached hereto as Exhibit E and Exhibit F, respectively, which shall be incorporated by reference and their terms, conditions and restrictions shall be considered a part of this Agreement.





EMPLOYMENT AGREEMENT - FRANK A. PICI

       23. Acceleration Upon the Occurrence of an Initial Public Offering. The provisions of paragraphs 21 and 22 notwithstanding, Employee's right to purchase shares of Parent Common Stock under paragraph 21 shall become immediately exercisable in full in the manner provided in paragraph 21, but without regard to the requirements relating to the Minimum Share Specification, and upon the exercise of such right to purchase Parent Common Stock, Employee shall immediately become entitled to be granted options to purchase shares of Parent Common Stock under and in accordance with paragraph 22, upon the occurrence on or before June 2, 1997, of an "Initial Public Offering" (as such term is defined in D.2(d) of the Stockholders' Agreement, dated April 2, 1996, between Enron Capital & Trade Resources Corp., Mystery Acquisition, Inc. (now know as Mariner Holdings, Inc.) and certain other parties).

       24. Stockholders' Agreement to Apply to Shares. No transfer or issuance to Employee of any shares of Parent Common Stock shall be effected unless Employee shall have simultaneously with or prior to such transfer or issuance entered into an Addendum Agreement with Mariner Holdings, Inc.

       25.    Miscellaneous.

              25.1 This Agreement shall not be modified or amended except in writing and signed by Company and Employee. This Agreement shall be binding upon the heirs, administrators, or executors and the successors and assigns of each party to this Agreement.

              25.2 The rights and benefits of Employee under the Agreement are personal to him and shall not be assigned or transferred without the prior written consent of Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

              25.3 All titles or headings of sections or paragraphs or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections or paragraphs or other divisions, such content being controlling as to the agreement between the parties hereto.

              25.4 This Agreement is made and will be performed under, and shall be governed by and construed in accordance with, the law of the State of Texas.





EMPLOYMENT AGREEMENT - FRANK A. PICI

              25.5 EMPLOYEE AFFIRMS AND ATTESTS BY HIS SIGNATURE TO THIS AGREEMENT THAT HE HAS READ THIS AGREEMENT BEFORE SIGNING IT AND THAT HE FULLY UNDERSTANDS ITS PURPOSES, TERMS AND PROVISIONS, WHICH HE HEREBY EXPRESSLY ACKNOWLEDGED TO BE REASONABLE IN ALL RESPECTS. EMPLOYEE FURTHER ACKNOWLEDGES RECEIPT OF ONE COPY OF THIS AGREEMENT.

              25.6 Notices contemplated under this Agreement shall be directed to the following address:

                     If to Company:

                            Mariner Energy, Inc.
                            580 Westlake Boulevard, Suite 1300
                            Houston, Texas  77079

                            Attention:  President and Chief Executive Officer

                     If to Employee:

                            Frank A. Pici
                            6306 Wagner Way
                            Sugar Land, Texas  77479

                     Company and Employee may change the above addresses for notice purposes by notifying the other in writing.

              25.7 The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

              25.8 Except as otherwise expressly provided herein, nothing contained in this Agreement shall limit or otherwise affect any rights or benefits which are vested in, accrued to, or earned by Employee, or for which Employee is entitled to, prior to the Effective Date whether under the Employment Agreement or otherwise.





EMPLOYMENT AGREEMENT - FRANK A. PICI

       Executed as of the Effective Date in duplicate originals at Houston, Texas.



                                           COMPANY:

                                           MARINER ENERGY, INC.


                                           By: /s/ ROBERT E. HENDERSON
                                              ----------------------------------
                                           Printed Name: Robert E. Henderson
                                                        ------------------------
                                           Printed Title: President & Chief
                                                          Executive Officer
                                                         -----------------------


                                           EMPLOYEE:


                                           /s/  FRANK A. PICI
                                           -------------------------------------
                                           Frank A. Pici





EMPLOYMENT AGREEMENT - FRANK A. PICI

                                                                       EXHIBIT A





_______________, 1997




Mr. Robert E. Henderson
Mariner Energy, Inc.
580 Westlake Park Blvd., Suite 1300
Houston, Texas  77079

Gentlemen:

       The undersigned hereby elects to purchase _______________________ shares of the common stock, $.01 par value, of Mariner Holdings, Inc., a Delaware corporation ("Mariner"), for a purchase price of $100 per share, pursuant to that certain Employment Agreement entered into effective as of December 2, 1996, between Mariner Energy, Inc. and the undersigned (the "Employment Agreement"). The undersigned has received a copy of, has read and understands the provisions of that certain Stockholders' Agreement dated April 2, 1996, among Enron Capital & Trade Resources Corp., a Delaware corporation, Robert E. Henderson, Richard R. Clark, Michael W. Strickler, D.S. Huber and Newco, as amended (the "Stockholders' Agreement").

       The undersigned agrees to be a party to the Stockholders' Agreement and (together with the spouse of the undersigned, if applicable) has executed a Addendum Agreement in the form attached to the Employment Agreement as an exhibit and, concurrently with the delivery of this letter, is delivering an executed Addendum Agreement to you.

                                                  Very truly yours,



                                                  Frank A. Pici

                                                                       EXHIBIT B



                               ADDENDUM AGREEMENT


       Addendum Agreement made this ______ day of _________________, _____ by and between Frank A. Pici (the "New Stockholder") and Mariner Holdings, Inc., a Delaware corporation (the "Company"), on behalf of the stockholders (the "Stockholders") of the Company who are parties to that certain Stockholders' Agreement dated April 2, 1996, between the Stockholders and the Company, as amended (the "Agreement").

       WHEREAS, the Stockholders entered into the Agreement to provide for certain obligations and rights with respect to each of them and to the shares of stock of the Company; and

       WHEREAS, the New Stockholder wants to become a stockholder of the Company; and

       WHEREAS, the Stockholders have required in the Agreement that all persons who are to acquire any shares of the Company's stock must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if the New Stockholder was an original party to the Agreement, to promote the mutual interests of the Stockholders and the New Stockholder by imposing the same restrictions and obligations on the New Stockholder and the shares of the Company's stock to be acquired by the New Stockholder as were imposed on the Stockholders under the Agreement;

       NOW, THEREFORE, in consideration of the mutual promises of the parties to this Addendum Agreement, and as a condition to the purchase of the shares of stock of the Company, the New Stockholder acknowledges that the New Stockholder has read the Agreement. The New Stockholder shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if the New Stockholder was a "Stockholder" as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.




                                           -------------------------------------
                                                         Frank A. Pici

[To be completed if applicable:]

       The spouse of the New Stockholder is fully aware of, understands and fully consents and agrees to the provisions of this Addendum Agreement and its binding effect on any community property interests that the spouse may now or hereafter own, and agrees that the termination of the spouse's marital relationship for any reason shall not have the effect of removing any shares of stock otherwise subject to this Addendum Agreement and the Agreement from the coverage of this Addendum Agreement and the Agreement and that the spouse's awareness, understanding, consent and agreement are evidenced by the spouse's signing this Addendum Agreement.




                                           -------------------------------------
                                                                          Spouse



       AGREED TO on behalf of the Stockholders pursuant to Section D.6 of the Agreement.



                                           MARINER HOLDINGS, INC.


                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Printed Title:
                                                         -----------------------

                                                                       EXHIBIT C


                                PROMISSORY NOTE



$_________________               Houston, Texas            ______________, 199__



       1. FOR VALUE RECEIVED, the undersigned, Frank A. Pici, an individual residing at 6306 Wagner Way, Sugar Land, Texas 77479 ("Maker"), hereby promises to pay to the order of Mariner Energy, Inc., a Delaware corporation (the "Payee"), in Houston, Harris County, Texas, at 580 Westlake Boulevard, Suite 1300, Houston, Texas 77079, on or before [insert date 5 years from the date of this Note] (the "Maturity Date"), in lawful money of the United States of America, the principal amount of ____________________________________________ __________ AND ___/100 DOLLARS
($________________), together with interest on the unpaid balance of said principal amount from time to time remaining outstanding, from the date hereof until maturity (howsoever such maturity shall occur), in like money, at said office, at a rate per annum equal to the lesser of (a) the Note Rate, and (b) the Maximum Rate.

       2. All past due principal of and interest on this Note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at a per annum rate equal to the Maximum Rate.

       3. Accrued unpaid interest on the outstanding principal balance hereof shall be due and payable annually by Maker to Payee on the last Business Day (as hereinafter defined) of each calendar quarter, commencing [insert last Business Day of the calendar quarter that includes the date of this Note]. The outstanding principal balance of this Note shall be due and payable on the Maturity Date, upon which day all outstanding principal shall be immediately due and payable. The foregoing notwithstanding, all unpaid accrued interest on this Note, and the outstanding unpaid principal balance hereof, shall be immediately due and payable in full upon the maturity of the principal of this Note, whether by acceleration or otherwise.

       4. Maker shall have the right and privilege of prepaying this Note, in whole or in part, at any time or from time to time without premium or penalty or notice to the holder hereof. All amounts prepaid shall be applied first to earned, accrued and unpaid interest and the balance, if any, shall be applied to the payment of the principal installments in inverse order of maturity.

       5. The terms set forth below shall have the meanings assigned to such terms as used in this Note:

              "Applicable Law" shall mean the law in effect from time to time and applicable to the transactions between Payee and Maker pursuant to this Note which lawfully permits the charging and collection of the highest permissible lawful non-usurious rate of interest on such transactions, including laws of the State of Texas, and to the extent controlling and providing for a higher lawful rate of interest, laws of the United States of





(Promissory Note - Frank A. Pici)                    ___________________________
                                                     Initials for Identification
                                PAGE 1 OF 7 PAGES

       America. It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article 1.04, the interest ceiling applicable to such transactions under said Article 1.04 shall be the indicated (weekly) rate ceiling from time to time in effect.

              "Business Day" shall mean any day on which banks are open for general banking business in the State of Texas, other than on Saturday, Sunday, a legal holiday or any other day on which banks in the State of Texas are required or authorized by law or executive order to close.

              "Maximum Rate" shall mean the maximum lawful non-usurious rate of interest, if any, which under Applicable Law Payee is permitted to charge Maker on the loan evidenced by this Note from time to time. If, however, during any period interest accruing on this Note is not limited to any maximum lawful non-usurious rate of interest under Applicable Law, then during each such period the "Maximum Rate" shall be equal to a per annum rate of 10% plus the Note Rate.

              "Note Rate" shall mean, for each calendar quarter during the term of this Note, a per annum rate of interest equal to one and one-quarter percent (1 1/4%) plus the London Interbank Offered Rate ("LIBOR") for the last month of such calendar quarter as reported in the Wall Street Journal on the first Business Day of such calendar quarter.

       6. If any one of the following events shall occur and be continuing (an "Event of Default"):

              (a) Maker shall fail to pay timely when due, the principal of, or accrued unpaid interest on, this Note or any other of the obligations hereunder; or

              (b) Maker shall breach any representation or warranty made by Maker in any statement furnished concurrently herewith or hereafter to Payee by or on behalf of Maker; or

              (c)(i) Default shall be made in the due observance or performance of, or compliance with, any of the covenants or agreements contained herein or (ii) the occurrence of any event or circumstance which constitutes an "event of default" under any security agreement or other instrument securing payment hereof; or

              (d) Maker shall (i) die, resign from employment by Payee, be disabled so as to be unable for more than three consecutive months to





(Promissory Note - Frank A. Pici)                    ___________________________
                                                     Initials for Identification
                                PAGE 2 OF 7 PAGES
       work full time in the employ of Payee, or shall no longer be employed by Payee for any other reason (including, without limiting the generality of the foregoing, termination of employment by Maker for cause or without cause) as an officer of Payee, or (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of Maker or of all or a substantial part of Maker's property, or (iii) generally fail to pay Maker's debts as they come due in the ordinary course of business, or (iv) commence, or file an answer admitting the material allegations of or consenting to, or default in a petition filed against it in, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered with respect to Maker under the federal Bankruptcy Code 11 USC Section 101 et. seq., or seeking reorganization, arrangement, adjustment, winding-up, liquidation, composition or the similar relief with respect to Maker or Maker's debt; or

              (e) A receiver, conservator, liquidator, custodian or trustee of Maker or any of Maker's property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Maker obtains an order for relief under the federal Bankruptcy Code 11 USC Section 101 et. seq.; or any of the property of Maker is sequestered by court order; or a petition is filed or a proceeding is commenced against Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; or

              (f)(i) Any event or condition occurs which results in, or permits the forfeiture by Maker of Maker's material rights, benefits or privileges under any indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement or any other material agreement or undertaking, which continues unremedied for any applicable cure period; or (ii) the occurrence of any event, circumstance, or condition which, after any applicable cure or notice period or lapse of time, or both, would constitute a default under any material agreement, contract, promissory note, loan agreement, indenture, lien instrument or the like to which Maker is a party or by which any of Maker's property is subject, which continues unremedied for any applicable cure period, whether or not a party thereto exercises any of its rights and remedies with respect to such default; or

              (g) The levy or execution of any attachment, execution or other process against any material part of the collateral (if any) securing this Note or any other material property or interest in property of Maker,





(Promissory Note - Frank A. Pici)                    ___________________________
                                                     Initials for Identification
                                PAGE 3 OF 7 PAGES
       which is not timely and completely stayed by appropriate proceedings and/or bonding requirements; or

              (h) Any court shall find or rule, or Maker shall assert or claim, (i) that Payee does not have a valid, perfected, enforceable lien and security interest in the collateral (if any) securing this Note, or
       (ii) that this Agreement or any of the loan documents executed in connection herewith does not or will not constitute the legal, valid, binding and enforceable obligations of the party or parties (as applicable) thereto, or (iii) that any person has a conflicting or adverse lien, claim or right in, or with respect to, the collateral (if any) securing this Note or any material portion thereof; or

              (i) The rendering of any judgment or judgments against Maker for the payment of money in excess of $10,000, in the aggregate, which remains unsatisfied and in effect for any period of 10 consecutive days without a stay of execution; or

              (j) Maker shall have concealed, removed, or permitted to be concealed or removed, any part of Maker's property, with intent to hinder, delay or defraud Maker's creditors or any of them, or made or suffered a transfer of any of Maker's property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of Maker's property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of Maker's property through legal proceedings or distraint or other process which is not vacated within 10 days from the date thereof; or

              (k) Any material adverse change shall occur in the business, assets or condition (financial or otherwise) of Maker; or

              (l) Payee at any time shall, in Payee's sole and absolute discretion, consider the payment of this Note to be insecure or any part of the collateral (if any) securing this Note to be unsafe, insecure or insufficient and Maker shall not upon demand by Payee furnish other collateral or make payment, satisfactory to Payee;

then the Payee, at its option, may declare the unpaid principal portion of this Note to be forthwith due and payable, whereupon the said portion of this Note and all accrued, earned and unpaid interest shall become immediately due and payable by Maker without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Maker, or any other person liable hereon or with respect hereto, all of which are hereby expressly waived by Maker and each other person liable





(Promissory Note - Frank A. Pici)                    ___________________________
                                                     Initials for Identification
                                PAGE 4 OF 7 PAGES
hereon or with respect hereto, anything contained herein or in any other documents or instruments to the contrary notwithstanding; and upon the happening of any Event of Default referred to in paragraphs (e) or (f), the unpaid principal portion of this Note and all other interest on this Note then accrued, earned and unpaid shall become automatically due and payable by Maker without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Maker or any other person liable hereon or with respect hereto, all of which are expressly waived by Maker and each other Person liable hereon or with respect hereto, anything contained herein or in any document or instrument to the contrary notwithstanding. Further, upon the occurrence of any default or event of default, Payee shall have all other rights and remedies as set forth herein and in the other documents (if any) securing this Note and as otherwise provided at law or in equity, all such rights and remedies being cumulative, including, but without limitation, the right, without prior notice to Maker or any other person liable with respect hereto, to set-off and apply any indebtedness at any time owing by Payee to, or for the credit or account of, Maker against any indebtedness owed to Payee by Maker, irrespective of whether or not Payee shall have made demand under this Note or any other instrument securing this Note, and although this Note may not then be matured; provided, that any exercise of said set-off by Payee shall be subsequently followed by notice from Payee to Maker of such right exercised, but the failure to give such notice shall in no manner affect the right of Payee in respect to set-offs and corresponding applications of funds.

       7. Maker shall, upon demand by Payee, promptly pay to Payee any and all costs and expenses, including legal expenses, collections costs and attorneys' fees (whether or not legal proceedings are instituted including, without limitation, legal expenses and reasonable attorneys' fees in connection with any bankruptcy proceedings), incurred or paid by Payee in protecting or enforcing Payee's rights hereunder. Without limiting the generality of the foregoing, if this Note is collected by suit or through the Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Maker agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorneys' fees of the holder hereof.

       8. The records of Payee shall constitute rebuttably presumptive evidence of the principal and earned, accrued and unpaid interest remaining outstanding on this Note.

       9. It is the intent of Payee and Maker in the execution and performance of this Note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged





(Promissory Note - Frank A. Pici)                    ___________________________
                                                     Initials for Identification
                                PAGE 5 OF 7 PAGES
under Applicable Law. For purposes of this Note "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Note. Maker shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Note, and of any other instrument pertaining to or securing this Note, which may be in actual or apparent conflict herewith. If this Note is prepaid, or if the maturity of this Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Note would exceed the Maximum Rate or amount of interest Payee or any other holder of this Note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Payee or any holder of this Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this Note or the amount of interest which would otherwise be payable under this Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum
Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Maker upon such determination. Payee and Maker further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate or amount, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Note, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee or any other holder of this Note.

       10. Maker and all sureties, endorsers and guarantors (if any) of this Note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note, to first institute suit or exhaust its remedies against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.





(Promissory Note - Frank A. Pici)                    ___________________________
                                                     Initials for Identification
                                PAGE 6 OF 7 PAGES

       11. This Note is secured by all security agreements, collateral assignments and lien instruments (if any) executed by the Maker in favor of Payee, or executed by any other party as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note [and including, without limitation, security agreement(s) of even date herewith by Maker in favor of Payee].

       12. Maker hereby irrevocably directs Payee to apply and set off, against the accrued unpaid interest hereon and the outstanding unpaid principal balance hereof, all deferred compensation and other payments and amounts due and payable from Payee to Maker on or after the date hereof. It is Maker's intention hereby to convey, assign and transfer as of the date hereof to Payee, for the purposes of effecting the foregoing application and set off, all of Maker's rights to receive such deferred compensation after the date hereof, such that when, as and if such deferred compensation payments shall be due and payable by Payee to Maker, Maker shall be deemed to have irrevocably assigned and transferred all rights thereto to Payee, effective as of the date hereof.

       13. This Note shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America. This Note has been delivered and accepted and is payable at Houston, Harris County, Texas. There are no unwritten or oral agreements between the Maker and the Payee. Payee has no commitment to make any additional loans to or to extend financial accommodations to Maker beyond the loan evidenced hereby.

       EXECUTED AND EFFECTIVE as of the day and year first above written.



                                           MAKER:
                                           -----





                                           -------------------------------------
                                                          Frank A. Pici





(Promissory Note - Frank A. Pici)                    ___________________________
                                                     Initials for Identification
                                PAGE 7 OF 7 PAGES

                                                                       EXHIBIT D


                               SECURITY AGREEMENT

                                                           __________ ___, 199__


              I.  Parties, Collateral, and Obligations

              FRANK A. PICI (hereinafter called "Debtor"), whose address is 6306 Wagner Way, Sugar Land, Texas 77479, for valuable considerations, receipt of which is hereby acknowledged, hereby grants to MARINER ENERGY, INC., a Delaware corporation (hereinafter called "Secured Party"), whose address is a 580 Westlake Boulevard, Suite 1300, Houston, Harris County, Texas 77079, a security interest in the following property:

       (i) all shares of capital stock of Mariner Holdings, Inc., a Delaware corporation ("MHI"), now owned or hereafter acquired by Debtor (including, but not limited to, all shares of MHI capital stock acquired by Debtor with the proceeds of the Note (as hereinafter defined) and all shares of MHI capital stock acquired by Debtor upon the exercise of any stock options granted by MHI to Debtor); (ii) all of Debtor's rights and interests in and under that certain Incentive Stock Option Agreement dated ____________, 19__, between MHI and Debtor; (iii) all of Debtor's rights and interests in and under that certain Nonstatutory Stock Option Agreement dated ______________, 19__, between MHI and Debtor; (iv) all of Debtor's rights and interests, whether now existing or hereafter acquired or arising, to require any share of capital stock of MHI (including, but not limited to, any rights of Debtor under any future stock option agreements, stock option plans and stock incentive or compensation plans or agreements); and (v) all of Debtor's rights, title and interests in or in respect of, whether now existing or hereafter acquired or arising in, any "Overriding Royalty Interest," as such term is defined in that certain Employment Agreement dated effective as of December 2, 1996 (the "Employment Agreement"), between Secured Party and Debtor, and in any contractual or other rights to acquire or obtain, or in respect of, any such Overriding Royalty Interest;

together with all proceeds, monies, income, investment property, revenues, royalties, funds and benefits attributable or accruing to said property, which Debtor is or may hereafter become entitled to receive on account of said property, including, but not by way of limitation, all interest, premium, redemption proceeds and other principal payments and all dividends and other distributions on or with respect to capital stock whether payable in cash, stock or other property and all subscription and other rights. In the event that Debtor shall receive any of the foregoing, Debtor shall receive and hold the same in trust for Secured Party and shall not commingle the same with other monies or property, and Debtor shall promptly and immediately deliver same to




(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification

Secured Party. All property in which Secured Party is herein granted a security interest is hereinafter called the "Collateral."

              The security interest granted herein secures the payment of all liabilities, indebtedness, and obligations of Debtor to Secured Party (hereinafter called the "Obligations") arising under and evidenced by a promissory note of even date herewith (hereafter called the "Note") executed by Debtor in the principal amount of $___________, payable to the order of Secured Party, and including costs and expenses and attorney's fees and legal expenses, all in accordance with the terms of the Note and this Security Agreement, and all renewals, extensions and rearrangements of the above Obligations. Unless otherwise agreed, all of the Obligations shall be payable at the offices of Secured Party in Houston, Harris County, Texas.

              II. Warranties, Covenants and Agreements of the Debtor Debtor hereby warrants, covenants and agrees that:

              (1) Except for the security interest granted hereby, Debtor is the owner and holder of all the Collateral free from any adverse claim, security interest, encumbrance, lien, charge or any other right, title, or interest of any person other than Secured Party; Debtor has full power and lawful authority to sell, transfer and assign the Collateral to Secured Party and to grant to the Secured Party a first, prior and valid security interest therein as herein provided; the execution and delivery and the performance hereof are not in contravention of any indenture, agreement or undertaking to which the Debtor is a party or by which the Debtor is bound.

              (2)(a) Debtor has not heretofore signed any financing statement or security agreement which covers any of the Collateral, and no such financing statement or security agreement is now on file in any public office.

              (b) As long as any amount remains unpaid on any of the Obligations, (i) Debtor will not enter into or execute any security agreement or any financing statement which covers any of the Collateral other than those security agreements and financing statements in favor of Secured Party hereunder, and further (ii) there will not be on file in any public office any financing statement or statements (or any documents or papers filed as such) which covers any of the Collateral other than financing statements in favor of Secured Party hereunder.

              (c) Debtor authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Secured Party covering the Collateral. At the request of Secured Party, Debtor will join Secured Party in executing such documents as Secured Party may determine, from time to time, to be necessary or desirable under provisions of the Uniform Commercial Code; without limiting the generality of the foregoing, Debtor agrees to join Secured Party, at Secured Party's request, in executing one or more financing statements in form satisfactory to Secured Party, and Debtor will pay the cost of filing or recording the same, or of filing





(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification
or recording this Security Agreement, in all public offices at any time and from time to time, whenever filing or recording of any such financing statement or of this Security Agreement is deemed by Secured Party to be necessary or desirable. In connection with the foregoing, it is agreed and understood between the parties hereto (and Secured Party is hereby authorized to carry out and implement the following agreements and understandings and Debtor hereby agrees to pay the cost thereof) that Secured Party may, at any time or times, file as a financing statement any counterpart, copy, or reproduction of this Security Agreement signed by Debtor if Secured Party shall elect so to file, and it is also agreed and understood that Secured Party may, if deemed necessary or desirable, file (or sign and file) as a financing statement any carbon copy of, or photographic or other reproduction of, this Security Agreement or of any financing statement executed in connection with this Security Agreement.

              (3) Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein without the written consent of Secured Party; and Debtor will keep the Collateral free from any adverse, lien, security interest, encumbrance, charges or claim.

              (4) Except as specifically otherwise permitted or provided herein, if, at any time, the Debtor holds or has possession of the Collateral or any part thereof, or of any other goods, documents or instruments now or at any time constituting a part of the Collateral subject to this Security Agreement, then the same shall remain in Debtor's possession and control at all times at Debtor's risk of loss, and, if in Debtor's possession, are now kept, and at all times shall be kept, at the address given in the blank below:



or if left blank at the address first shown for Debtor at the beginning of this Security Agreement; and in any event Debtor will promptly notify Secured Party of any change in any of such addresses and of any new addresses where the Collateral or any such goods, documents or instruments are or may be kept and of any other change in the above-identified location of all or any part of the Collateral, and Debtor will not move or remove the Collateral or such goods, documents, or instruments, or any part thereof, from the addresses and places described and specified above without the prior written consent of Secured Party.

              (5) All information supplied and statements made by Debtor in any financial, credit or accounting statement or application for credit made or delivered to Secured Party by or on behalf of Debtor prior to, contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid and genuine.

              (6) Debtor will, upon the execution of this Security Agreement by Debtor, deliver, or cause to be delivered, to Secured Party the instruments, securities,






(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification
documents, and chattel paper subject to this Security Agreement; furthermore, if any instruments, securities, chattel paper, money or monies, or documents are, at any time or times, included in the Collateral, whether as proceeds or otherwise, Debtor will promptly deliver the same to Secured Party upon the receipt thereof by Debtor, and in any event promptly upon demand therefor by Secured Party. Notwithstanding anything contained in the Employment Agreement to the contrary, as a condition precedent to Secured Party's obligations to deliver to Debtor any recordable assignment of any Overriding Royalty Interest, Debtor shall execute and deliver to Secured Party in recordable form and otherwise in form and substance satisfactory to Secured Party a mortgage, assignment of production and security agreement, and/or such other instruments and/or documents as Secured Party shall determine, covering such Overriding Royalty Interest and securing payment of the Obligations.

              III.   Events of Default

              Debtor shall be in default under this Security Agreement upon the happening of any of the following events or conditions (each an "Event of Default"):

              (1) Default in the payment when due of the principal of, or interest on, the Note or of any other of the Obligations;

              (2) Default in the performance of any agreement or obligation of Debtor to the holder of the Obligations;

              (3) Any warranty, representation or statement made in this Security Agreement or made or furnished to Secured Party by or on behalf of Debtor in connection with this Security Agreement or to induce Secured Party to make any loan to Debtor proves to have been false in any material respect when made or furnished; or any financial statement of Debtor or of any endorser, guarantor or surety on any of the Obligations which has been or may be furnished to Secured Party by or on behalf of Debtor or such guarantor, endorser or surety shall prove to be false in any materially detrimental respect;

              (4) The levy of any attachment, execution, or other process against Debtor or any of the Collateral;

              (5) Death, insolvency or business failure of Debtor, or the commission of any act of bankruptcy by, or the appointment of receiver or other legal representative for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency law by or against, Debtor;

              (6) Failure or refusal of Debtor to perform or observe any of the covenants, duties or agreements herein imposed upon or agreed to be performed or observed by Debtor;





(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification

              (7) The occurrence of any "Event of Default" as such term is defined in the Note.

              IV.    Remedies

              (1) In the event of the default in the payment of any of the Obligations or any principal, interest or other amount payable thereunder, when due, or upon the happening of any of the Events of Default specified above, and at any time thereafter, at the option of the holder thereof, any or all of the Obligations shall become immediately due and payable without presentment or demand or any notice to the Debtor or any other person obligated thereon and Secured Party shall have and may exercise with reference to the Collateral and Obligations any or all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted and as amended in the State of Texas, and as otherwise granted herein or under any other law or under any other agreement executed by Debtor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorney's fees and legal expenses thereby incurred by Secured Party and toward payment of the Obligations in such order or manner as Secured Party may elect. To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor either at the street address first shown hereinabove or at the mailing address, if any, shown for Debtor at the beginning of this Security Agreement at least five days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of notice.


              (2) Secured Party is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to hold the same as security for the Obligations or to apply the same on the principal and interest or other amounts owing on any of the Obligations, whether or not then due, in such order or manner as Secured Party may elect. Secured Party is further expressly granted the rights, exercisable at its option at any time, whether before or after default, to take control of any proceeds, payments, monies, income, collections or benefits and to notify account debtors, lessees, obligors on any instruments or other obligors to make all payments directly to Secured Party on any and all accounts, leases, instruments, or obligations, constituting, at any time or from time to time, a part of the Collateral and to make payment directly to Secured Party of all such income, monies, proceeds or other benefits; and Debtor will, upon request of Secured Party, so notify all such account debtors, lessees or obligors. Without limiting in any way the generality





(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification
of the preceding sentences, it is expressly acknowledged and agreed by Debtor and Secured Party that Secured Party shall have the express right, at its option, to receive directly any and all cash payable to Debtor on, or otherwise in respect of, any Overriding Royalty Interest and apply such amounts as received to the outstanding principal balance of the Obligations, whether or not then due, without further consent or authorization from Debtor.

              (3) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

              (4) All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived by Debtor.

              (5) The right of Secured Party to take possession or control of the Collateral upon the happening of any of the events or conditions constituting a default may be exercised without resort to any court proceeding or judicial process whatever and without any hearing whatever thereon; and, in this connection, DEBTOR EXPRESSLY WAIVES ANY CONSTITUTIONAL RIGHTS OF DEBTOR WITH REGARD TO NOTICE, ANY JUDICIAL PROCESS OR ANY HEARING PRIOR TO THE EXERCISE OF THE RIGHT OF SECURED PARTY TO TAKE POSSESSION OR CONTROL OF THE COLLATERAL UPON THE HAPPENING OF ANY OF THE EVENTS OR CONDITIONS CONSTITUTING A DEFAULT.

              V.     General

              (1) Secured Party may, at its option, whether or not the Obligations are due, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral. Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral against other parties, which Debtor hereby assumes to do.

              (2) This Security Agreement shall not be construed as relieving Debtor from full personal liability on the Obligations and any and all future and other indebtedness secured hereby and for any deficiency thereon.

              (3) If maturity of the Obligations shall be accelerated for any reason, the full amount of any interest then unearned which has been collected theretofore by or for Secured Party shall thereupon be credited against the Obligations. Notwithstanding any other provision in this Security Agreement or in the Obligations





(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification
or any of them, Debtor shall never be liable for unearned interest on the Obligations, or on any of them, and shall further never be required to pay interest on the Obligations, or on any of them, at a rate in excess of the maximum percentage rate authorized and allowed by applicable law. The intent of the parties being to conform and comply fully with all laws concerning usury applicable hereto or to the Obligations or any part thereof, any agreement concerning interest in any of the foregoing shall be subject to reduction to the amount allowed under the applicable laws with respect to usury, as now or hereafter construed by the courts with jurisdiction thereof, and any interest collected in excess of the amount authorized and permitted by such laws shall be refunded to the person paying the same, or credited against the Obligations.


              (4) No delay or omission on the part of Secured Party in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

              (5) The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Obligations and no security taken hereafter as security for payment of any part or all of the Obligations shall impair in any manner or affect this Security Agreement, all such present and future additional security to be considered as cumulative security. Any of the Collateral may be released from this Security Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest, or charge of this Security Agreement as to the Collateral not expressly released, and this Security Agreement shall continue as a first lien, security interest and charge on all of the Collateral not expressly released until all sums and indebtedness secured hereby have been paid in full. Any future assignment or attempted assignment or transfer of the interest of Debtor in and to any of the Collateral shall not deprive Secured Party of the right to sell or otherwise dispose of or utilize all of the Collateral as above provided or necessitate the sale or disposition thereof in parcels or in severalty.

              (6) Any notice or demand to Debtor hereunder or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the United States mails, duly stamped and addressed to Debtor either at the street address first shown hereinabove or at the mailing address, if any, given for Debtor at the beginning of this Security Agreement; but actual notice, however given or received, shall always be effective.

              (7) All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind his heirs, executors, or administrators, and his or its successors or assigns. If there be more than one Debtor, their obligations hereunder shall be joint and several.

              (8) Each term used in this Security Agreement, unless the context otherwise requires, and in all events subject to any express definitions set forth in this





(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification

Security Agreement, shall be deemed to have the same meaning herein as that given each such term under the Uniform Commercial Code, as adopted and as amended in the State of Texas.

              (9) As used in this Security Agreement and when required by the context, each number (singular and plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include "corporation, firm or association."

              (10) The law governing this secured transaction shall be that of the State of Texas existing as of the date hereof; provided, that if any additional rights or remedies are granted by the law of Texas to secured parties or to persons similarly situated to Secured Party, then Secured Party shall also have and may exercise any such additional rights or remedies. Signed in multiple original counterparts and delivered on the day and year first above written.


                                        ----------------------------------------
                                                    Frank A. Pici





The undersigned, ____________________, is the spouse of Debtor and in such capacity executes the Security Agreement for the purpose of binding any and all rights (including spousal rights and community property rights) that she may have in the Collateral.




                                        ----------------------------------------





(Security Agreement - Frank A. Pici)                 ___________________________
                                                     Initials for Identification

                                                                       EXHIBIT E


                        INCENTIVE STOCK OPTION AGREEMENT


       AGREEMENT made this _______ day of ________, 199__, between MARINER HOLDINGS, INC., a Delaware corporation (the "Company"), and FRANK A. PICI ("Employee").

       To carry out the purposes of the MARINER HOLDINGS, INC. 1996 STOCK OPTION PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of the common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

       1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of _______ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. Exercise of this Option is subject to, and contingent upon, approval of the Plan by the shareholders of the Company on or before 12 months after the date the Plan was adopted by the Board of Directors of the Company. This Option is intended to constitute an incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that it is exercised within the periods described in sections 422(a)(2), 422(c)(6) and 421(c) of the Code, as applicable, and, to the extent that it is not so exercised, it is not intended to constitute an incentive stock option within the meaning of section 422(b) of the Code.

       2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $100.00 per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

       3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full





Incentive Stock Option Agreement - Frank A. Pici years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                   PERCENTAGE OF SHARES
       NUMBER OF FULL YEARS        THAT MAY BE PURCHASED
       --------------------        ---------------------
       Less than 1 year                     0%
                 1 year                    20%
                 2 years                   40%
                 3 years                   60%
                 4 years                   80%
                 5 years or more          100%

The foregoing schedule notwithstanding, this Option shall become exercisable in full upon the occurrence of an "Initial Public Offering" (as such term is defined in D.2(d) of the Stockholders' Agreement, dated April 2, 1996, between Enron Capital & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties.) In addition, notwithstanding the terms of the Plan or this Agreement (including, but not limited to, the foregoing schedule), Employee shall be entitled to exercise any unvested portion of this Option to the extent, but only to the extent, necessary to allow Employee to sell shares of Stock Employee is actually selling pursuant to Section D.3(c) of that certain Stockholders' Agreement, dated April 2, 1996, between Enron Capitol & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties, as amended (it being the intent of the parties that Employee first sell shares of Stock he already owns, then shares of Stock issuable on exercise of any portion of this Option then vested, and finally, if necessary, shares of Stock issuable on exercise of any portion of this Option not then vested).
This Option may be exercised only while Employee remains an employee or consultant of the Company, except that:

              (a) If Employee dies, becomes disabled, retires, is terminated by the Company without "Cause" or voluntarily terminates his employment for "Good Reason", this Option shall immediately become exercisable in full and shall remain fully exercisable until the expiration of the seven year Option period described below.

              (b) If Employee voluntarily terminates his employment other than for "Good Reason", this Option shall remain exercisable at any time during the thirty day period immediately following such termination of employment but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates and at the end of such thirty day period this Option shall terminate and cease to be exercisable.





Incentive Stock Option Agreement - Frank A. Pici

              (c) If Employee's employment is terminated by the Company for "Cause" this Option shall terminate immediately and shall cease to be exercisable.

This Option, after it becomes exercisable, whether partially or fully, may be exercised by Employee or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution as to all or any part of the Option that is exercisable at any time and from time to time until all of the Options or Stock available for exercise under this Agreement has been exercised or the Option has terminated under another provision of this Agreement. This Option shall terminate and shall not be exercisable in any event after the seventh anniversary of the date of its grant. As used in this paragraph, the terms "Cause" and "Good Reason" shall have the same meanings as such terms are defined in the employment contract between Employee and Mariner Energy, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as of the date of grant of this Option.

       The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) a combination of cash and Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

       4.     TAX GROSS-UP; WITHHOLDING OF TAX.

       (a) As soon as administratively practicable after the date of any exercise of this Option which does not qualify as the exercise of an incentive stock option within the meaning of section 422(b) of the Code, the Company shall pay to Employee in cash an amount such that after payment by Employee of Federal income taxes on such amount (which taxes shall be assumed to be assessed at the highest ordinary income tax rate applicable to individuals on such date), Employee retains a portion of the payment equal to the difference, if any, between (i) the amount of Federal income tax payable on the difference between the fair market value on such date of the Stock acquired by such exercise over the purchase price paid therefor (the "Spread") at the highest ordinary income tax rate applicable to individuals on such date and (ii) the amount of Federal income tax payable on the Spread at the highest long-term capital gains tax rate applicable to individuals on such date; provided, however, that the Company shall have no obligation to make any such payment if a change in Federal tax laws enacted after the date of grant of this Option eliminates the Company's right to deduct the Spread from its taxable income.





Incentive Stock Option Agreement - Frank A. Pici

       (b) To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

       5. STOCKHOLDER AGREEMENT. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the terms of any Stockholder Agreement among the Company and/or all or certain of its shareholders, as the same may be amended or restated from time to time (each, a "Stockholder Agreement"), relating to such shares of Stock, including, but not limited to, the transfer thereof. Employee agrees that Employee and Employee's spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Board of Directors of the Company, in its discretion, may require to evidence such persons' agreement to be bound by the terms of any Stockholder Agreement.

       6. STATUS OF STOCK. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

       Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this



Incentive Stock Option Agreement - Frank A. Pici

Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

       In addition, Employee agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee (as such term is defined in the Plan) deems appropriate in order to assure compliance with the Stockholder Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the Stockholder Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

       7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

       8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

       9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.



                                           MARINER HOLDINGS, INC.



                                           By:
                                                  ------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Printed Title:
                                                         -----------------------

                                           EMPLOYEE:



                                           -------------------------------------
                                           Frank A. Pici





Incentive Stock Option Agreement - Frank A. Pici

                                                                       EXHIBIT F


                      NONSTATUTORY STOCK OPTION AGREEMENT


       AGREEMENT made as of the ______ day of ______, 19__, between MARINER HOLDINGS, INC., a Delaware corporation (the "Company"), and FRANK A. PICI ("Employee").

       To carry out the purposes of the MARINER HOLDINGS, INC. 1996 STOCK OPTION PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

       1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of ______ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. Exercise of this Option is subject to, and contingent upon, approval of the Plan by the stockholders of the Company on or before 12 months after the date the Plan was adopted by the Board of Directors of the Company. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

       2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $100.00 per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

       3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:





Frank A. Pici
Nonstatutory Stock Option Agreement

                                PERCENTAGE OF SHARES
    NUMBER OF FULL YEARS        THAT MAY BE PURCHASED
    --------------------        ---------------------
     Less than 1 year                      0%
               1 year                     20%
               2 years                    40%
               3 years                    60%
               4 years                    80%
               5 years or more           100%

The foregoing schedule notwithstanding, this Option shall become exercisable in full upon the occurrence of an "Initial Public Offering" (as such term is defined in D.2(d) of the Stockholders' Agreement, dated April 2, 1996, between Enron Capital & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties.) In addition, notwithstanding the terms of the Plan or this Agreement (including, but not limited to, the foregoing schedule), Employee shall be entitled to exercise any unvested portion of this Option to the extent, but only to the extent, necessary to allow Employee to sell shares of Stock Employee is actually selling pursuant to Section D.3(c) of that certain Stockholders' Agreement, dated April 2, 1996, between Enron Capitol & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties, as amended (it being the intent of the parties that Employee first sell shares of Stock he already owns, then shares of Stock issuable on exercise of any portion of this Option then vested, and finally, if necessary, shares of Stock issuable on exercise of any portion of this Option not then vested).
This Option may be exercised only while Employee remains an employee or consultant of the Company, except that:

              (a) If Employee dies, becomes disabled, retires, is terminated by the Company without "Cause" or voluntarily terminates his employment for "Good Reason", this Option shall immediately become exercisable in full and shall remain fully exercisable until the expiration of the seven year Option period described below.

              (b) If Employee voluntarily terminates his employment other than for "Good Reason", this Option shall remain exercisable at any time during the thirty day period immediately following such termination of employment but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates and at the end of such thirty day period this Option shall terminate and cease to be exercisable.

              (c) If Employee's employment is terminated by the Company for "Cause" this Option shall terminate immediately and shall cease to be exercisable.





Frank A. Pici
Nonstatutory Stock Option Agreement

This Option, after it becomes exercisable, whether partially or fully, may be exercised by Employee or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution as to all or any part of the Option that is exercisable at any time and from time to time until all of the Options or Stock available for exercise under this Agreement has been exercised or the Option has terminated under another provision of this Agreement. This Option shall terminate and shall not be exercisable in any event after the seventh anniversary of the date of its grant. As used in this paragraph, the terms "Cause" and "Good Reason" shall have the same meanings as such terms are defined in the employment contract between Employee and Mariner Energy, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as of the date of grant of this Option.

       The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

       4.     TAX GROSS-UP; WITHHOLDING OF TAX.

       (a) As soon as administratively practicable after the date of each exercise of this Option, the Company shall pay to Employee in cash an amount such that after payment by Employee of Federal income taxes on such amount (which taxes shall be assumed to be assessed at the highest ordinary income tax rate applicable to individuals on such date), Employee retains a portion of the payment equal to the difference, if any, between (i) the amount of Federal income tax payable on the difference between the fair market value on such date of the Stock acquired by such exercise over the purchase price paid therefor (the "Spread") at the highest ordinary income tax rate applicable to individuals on such date and (ii) the amount of Federal income tax payable on the Spread at the highest long-term capital gains tax rate applicable to individuals on such date; provided, however, that the Company shall have no obligation to make any such payment if a change in Federal tax laws enacted after the date of grant of this Option eliminates the Company's right to deduct the Spread from its taxable income.

       (b) To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations,





Frank A. Pici
Nonstatutory Stock Option Agreement
and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

       5. STOCKHOLDER AGREEMENT. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the terms of any Stockholder Agreement among the Company and/or all or certain of its shareholders, as the same may be amended or restated from time to time (each, a "Stockholder Agreement"), relating to such shares of Stock, including, but not limited to, the transfer thereof. Employee agrees that Employee and Employee's spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Board of Directors of the Company, in its discretion, may require to evidence such persons' agreement to be bound by the terms of any Stockholder Agreement.

       6. STATUS OF STOCK. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

       Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

       In addition, Employee agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee (as such term is defined in the Plan) deems appropriate in order to assure compliance





Frank A. Pici
Nonstatutory Stock Option Agreement
with the Stockholder Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the Stockholder Agreement or any applicable securities law, and
(iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

       7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains either a consultant or an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

       8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

       9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.


                                           MARINER HOLDINGS, INC.



                                           By:
                                                  ------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Printed Title:
                                                         -----------------------


                                           EMPLOYEE:



                                           -------------------------------------
                                           Frank A. Pici





Frank A. Pici
Nonstatutory Stock Option Agreement